                                             As Filed Pursuant to Rule 424(b)(2)
                                             Registration Nos. 333-56283;
                                                               333-56283-02

   THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THE PREFERRED SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN DECLARED EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THE PREFERRED SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2001

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 24, 1998

                              [HARTFORD LIFE LOGO]

                            -- PREFERRED SECURITIES

                            HARTFORD LIFE CAPITAL II
              --% TRUST PREFERRED SECURITIES, SERIES B (TRUPS(R))*
               (LIQUIDATION AMOUNT $25.00 PER PREFERRED SECURITY)
    GUARANTEED TO THE EXTENT DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE
                           ACCOMPANYING PROSPECTUS BY

                              HARTFORD LIFE, INC.
                               ------------------
    Each of the --% Trust Preferred Securities Series B, which we refer to in this prospectus supplement as "TRUPS(R)" or "preferred securities," represents an undivided beneficial ownership interest in the assets of Hartford Life Capital II. Hartford Life, Inc. will be the owner of all of the undivided beneficial ownership interests represented by common securities of Hartford Life Capital II.

    A brief description of the preferred securities can be found under "Summary Information -- Q&A" in this prospectus supplement.

    We will apply to list the preferred securities on the New York Stock Exchange. We expect trading of the preferred securities to begin within 30 days after they are first issued.

     SEE "RISK FACTORS" BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE PREFERRED SECURITIES.
                               ------------------
    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                               ------------------

                                                              PER PREFERRED
                                                                SECURITY          TOTAL
                                                              -------------    -----------
Initial public offering price(1)............................     $25.00        $
Underwriting commission to be paid by Hartford Life.........     $             $
Proceeds, before expenses, to Hartford Life Capital II......     $25.00        $

---------------
(1) Plus accrued distributions, if any, from                          , 2001.

  * TRUPS(R) is a registered service mark of Salomon Smith Barney Inc.

    The underwriters expect to deliver the preferred securities in book-entry form only through the facilities of The Depository Trust Company on or about --, 2001.

                               ------------------

                          Joint Book-Running Managers
MORGAN STANLEY DEAN WITTER                                  SALOMON SMITH BARNEY
                               ------------------
A.G. EDWARDS & SONS, INC.
                             MERRILL LYNCH & CO.
                                                    UBS WARBURG LLC
Prospectus Supplement dated --, 2001

                           SUMMARY INFORMATION -- Q&A

     The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the preferred securities and the related guarantees and junior subordinated debt securities. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section in this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you. The preferred securities are one of the series of preferred securities referred to in the accompanying prospectus.

WHAT ARE THE PREFERRED SECURITIES?

     Each preferred security represents an undivided beneficial interest in the assets of Hartford Life Capital II. Each preferred security will entitle the holder to receive quarterly cash distributions as described in this prospectus supplement. The underwriters are offering preferred securities at a price of $25.00 for each preferred security.

WHO IS HARTFORD LIFE CAPITAL II?

     Hartford Life Capital II is a Delaware statutory business trust.

     Hartford Life Capital II will sell its preferred securities to the public and its common securities to Hartford Life, Inc., which we refer to as "Hartford Life." Hartford Life Capital II will use the proceeds from these sales to buy a series of junior subordinated debt securities from Hartford Life with the same financial terms as the preferred securities. Hartford Life will pay interest on the junior subordinated debt securities at the same rate and at the same times as Hartford Life Capital II makes payments on the preferred securities. Hartford Life Capital II will use the payments it receives on the junior subordinated debt securities to make the corresponding payments on the preferred securities. Hartford Life will, on a subordinated basis, fully and unconditionally guarantee the payment by Hartford Life Capital II of the preferred securities to the extent described in the accompanying prospectus. We refer to this as the "guarantee." Both the junior subordinated debt securities and the guarantee will be subordinated to Hartford Life's existing and future senior indebtedness, and will effectively be subordinated to existing and future obligations of Hartford Life's subsidiaries.

     There are four trustees of Hartford Life Capital II. Two of the trustees are officers of Hartford Life, who we refer to as the "regular trustees." Wilmington Trust Company will act as the institutional trustee and Delaware trustee.

WHO IS HARTFORD LIFE?

     Hartford Life is a leading financial services and insurance holding company that, through its consolidated subsidiaries, provides:

     - investment products, including variable annuities, fixed market value adjusted annuities, mutual funds and retirement plan services for the savings and retirement needs of over 1.5 million customers,

     - individual life insurance for income protection and estate planning to approximately 500,000 customers,

     - group benefits products such as group life and group disability insurance for the benefit of millions of individuals, and

     - corporate owned life insurance.

     According to the latest publicly available data, Hartford Life was the leading writer of individual variable annuities in the United States based on sales for the year ended December 31, 2000, the third largest writer of group disability insurance based on sales for the nine months ended September 30, 2000 and the third largest consolidated life insurance group based on statutory assets as of December 31, 1999. Hartford Life is an indirect wholly owned subsidiary of The Hartford Financial Services Group, Inc.

WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS?

     If you purchase the preferred securities, you are entitled to receive cumulative cash distributions at an annual rate of --% of the liquidation amount of $25.00 per preferred security. Distributions will accumulate from the date Hartford Life Capital II issues the preferred securities and will be paid quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning --, 2001.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     Hartford Life can, on one or more occasions, defer interest payments on the junior subordinated debt securities for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend, however, beyond the maturity date
of the junior subordinated debt securities, which is             , 2050.

     If Hartford Life defers interest payments on the junior subordinated debt securities, Hartford Life Capital II will also defer distributions on the preferred securities. During this deferral period, distributions will continue to accrue on the preferred securities at an annual rate of --% of the liquidation amount of $25.00 per preferred security and any distributions that are in arrears beyond the first date they are payable will bear interest at the
rate per year of      % compounded quarterly from the relevant payment date for
such distribution. Once Hartford Life makes all interest payments on the junior subordinated debt securities, it can again postpone interest payments on the junior subordinated debt securities.

     During any period in which Hartford Life defers interest payment on the junior subordinated debt securities, neither it nor its subsidiaries will be permitted to:

     - declare or pay a dividend or make any other distribution on Hartford Life's capital stock, or redeem, purchase or make a liquidation payment on any of Hartford Life's capital stock, or make any related guarantee payments, or

     - make an interest, principal or premium payment on, or repay, repurchase or redeem, any of Hartford Life's debt securities that rank equally with or junior to the junior subordinated debt securities.

     There are limited exceptions to these restrictions which are described in the section entitled "Description of Preferred Securities -- Distributions."

     If Hartford Life defers the payment of interest on the junior subordinated debt securities, the junior subordinated debt securities will be treated as being reissued at that time with original issue discount for United States federal income tax purposes. This means that, beginning at the time of deferral, for United States federal income tax purposes you will be required to accrue interest income with respect to the junior subordinated debt securities each year on an economic accrual basis, including during a deferral period, and to include those amounts in your gross income before you receive any cash distributions relating to those interest payments. If you sell your preferred securities prior to the record date for the first distribution after a deferral period, you will not receive the cash related to the accrued interest that you reported for tax purposes. See "United States Federal Income Tax Consequences."

WHEN CAN HARTFORD LIFE CAPITAL II REDEEM THE PREFERRED SECURITIES?

     Hartford Life Capital II will redeem all of the outstanding preferred securities when the junior subordinated debt securities are paid at maturity on
            , 2050. In addition, if Hartford Life redeems any junior subordinated debt securities before their maturity, Hartford Life Capital II will use the cash it receives on the redemption of the junior subordinated debt securities to redeem, on a proportionate basis, preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities redeemed.

     Hartford Life can redeem the junior subordinated debt securities before their maturity at 100% of their principal amount plus accrued interest to the date of redemption:

     - in whole or in part, on one or more occasions any time on or after
                      , 2006, and

     - in whole, but not in part, within 90 days after specified changes in tax or regulatory law occur and continue, which we refer to as a "tax event" and an "investment company event," respectively, each of which is more fully described in the section entitled, "Description of the Preferred Securities -- Special Event Redemption."

     In addition, Hartford Life may redeem the junior subordinated debt
securities at any time prior to                , 2006, in whole or in part, at a
redemption price equal to the accrued and unpaid interest on the junior subordinated debt securities to be redeemed as of the redemption date, plus the greater of:

     - the principal amount of the junior subordinated debt securities to be redeemed, and

     - an amount equal to the discounted remaining payments to initial optional prepayment date as this term is defined in "Description of the Series B Junior Subordinated Debt Securities -- Optional Redemption."

WHAT IS HARTFORD LIFE'S GUARANTEE OF THE PREFERRED SECURITIES?

     Hartford Life will fully and unconditionally guarantee the preferred securities based on:

     - its obligations under the guarantee;

     - its obligations under the trust declaration that governs the terms of the preferred securities; and

     - its obligations under the subordinated indenture that governs the terms of the junior subordinated debt securities.

     If Hartford Life does not make a payment on the junior subordinated debt securities, Hartford Life Capital II will not have sufficient funds to make payments on the preferred securities. The guarantee does not cover payments when Hartford Life Capital II does not have sufficient funds to make payments on the preferred securities. In such event, a holder of preferred securities may institute a legal proceeding directly against Hartford Life pursuant to the terms of the subordinated indenture to enforce payments of amounts equal to such distributions to such holder. See "Description of the Series B Junior Subordinated Debt Securities -- Indenture Events of Default." Hartford Life's obligations under the guarantee are subordinate to its obligations to make payments on all of its other senior indebtedness except its obligations under similar guarantees.

WHEN COULD THE JUNIOR SUBORDINATED DEBT SECURITIES BE DISTRIBUTED TO YOU?

     Hartford Life may dissolve Hartford Life Capital II at any time. If Hartford Life Capital II is dissolved, Hartford Life Capital II will redeem the preferred securities by distributing the junior subordinated debt securities to holders of the preferred securities and the common securities on a proportionate basis.

WHAT HAPPENS IF HARTFORD LIFE CAPITAL II IS TERMINATED AND THE JUNIOR SUBORDINATED DEBT SECURITIES ARE NOT DISTRIBUTED?

     Hartford Life Capital II may also terminate in circumstances where the junior subordinated debt securities will not be distributed. In those situations, subject to the rights of its creditors, Hartford Life Capital II will pay the liquidation amount of $25.00 for each preferred security, plus unpaid distributions to the date the payment is made. Hartford Life Capital II will be able to make this distribution of cash only if the junior subordinated debt securities are redeemed by Hartford Life.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     Hartford Life Capital II will apply to have the preferred securities listed on the NYSE. If approved for listing, trading is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market will be available for the preferred securities or that you will be able to sell your preferred securities at the price you paid for them. If Hartford Life Capital II distributes the junior subordinated debt securities, Hartford Life will use its best efforts to list the junior subordinated debt securities on the NYSE or any other exchange or other organization on which the preferred securities are then listed.

IN WHAT FORM WILL THE PREFERRED SECURITIES BE ISSUED?

     The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York, which we refer to as "DTC," or its nominee. This means that you will not receive a certificate for your preferred securities. Hartford Life Capital II expects that the preferred securities will be ready for delivery through DTC on or about --, 2001.

                                  RISK FACTORS

     Your investment in the preferred securities will involve some risks. You should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus before deciding whether an investment in the preferred securities is suitable for you.

     Because Hartford Life Capital II will rely on the payments it receives on the junior subordinated debt securities to fund all payments on the preferred securities, and because Hartford Life Capital II may distribute the junior subordinated debt securities in exchange for the preferred securities, you are making an investment regarding the junior subordinated debt securities as well as the preferred securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about the preferred securities, the guarantee and the junior subordinated debt securities.

HOLDERS OF OUR SENIOR INDEBTEDNESS WILL GET PAID BEFORE YOU WILL GET PAID UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES OR THE GUARANTEE

     Our obligations to you under the junior subordinated debt securities and the guarantee will be junior in right of payment to all of our existing and future senior indebtedness. This means that we cannot make any payments to you on the junior subordinated debt securities or the guarantees if we are in default on any of our senior indebtedness. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior indebtedness in full before any payments may be made on the junior subordinated debt securities or the guarantee.

     As of December 31, 2000, we had outstanding senior indebtedness of approximately $650 million, and $250 million of trust preferred securities. The indentures pursuant to which the junior subordinated debt securities will be issued, the guarantee and the declaration which governs Hartford Life Capital II do not limit our ability to incur additional senior indebtedness.

     For more information, see "Description of the Series B Junior Subordinated Debt Securities -- Subordination" in this prospectus supplement and "Description of Guarantee -- Status of the Guarantee" in this prospectus supplement.

OUR RESULTS OF OPERATIONS DEPEND UPON THE RESULTS OF OPERATIONS OF OUR SUBSIDIARIES

     We are a holding company that conducts substantially all of our operations through our insurance companies and other subsidiaries. As a result, our ability to make payments on the junior subordinated debt securities and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

     There are various regulatory restrictions on the ability of our insurance subsidiaries to pay dividends or make other payments to us. Our insurance subsidiaries are permitted to pay us up to a maximum of approximately $310 million in dividends in 2001 without prior regulatory approval.

     In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of the preferred securities to benefit indirectly from that distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of that subsidiary may be recognized. As a result, the junior subordinated debt securities and the guarantee will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, you should look only to our assets for payments on those securities.

     At December 31, 2000, we had outstanding debt and other liabilities, including deposits, of approximately $140.4 million.

IF WE DO NOT MAKE PAYMENTS ON THE JUNIOR SUBORDINATED DEBT SECURITIES, HARTFORD LIFE CAPITAL II WILL NOT BE ABLE TO PAY DISTRIBUTIONS AND OTHER PAYMENTS ON THE PREFERRED SECURITIES AND THE GUARANTEE WILL NOT APPLY

     Hartford Life Capital II's ability to make timely distribution and redemption payments on the preferred securities is completely dependent upon our making timely payments on the junior subordinated debt securities. If we default on the junior subordinated debt securities, Hartford Life Capital II will lack funds for the payments on the preferred securities. If this happens, holders of preferred securities will not be able to rely upon the guarantee for payment of those amounts because the guarantee only guarantees that we will make distributions and redemption payments on the preferred securities if Hartford Life Capital II has the funds to do so itself but does not. Instead, you or the institutional trustee may proceed directly against us for payment of any amounts due on the preferred securities.

DISTRIBUTIONS ON THE PREFERRED SECURITIES COULD BE DEFERRED; YOU MAY HAVE TO INCLUDE INTEREST IN YOUR TAXABLE INCOME BEFORE YOU RECEIVE CASH

     We can, on one or more occasions, defer interest payments on the junior subordinated debt securities for up to 20 consecutive quarterly periods, but not beyond the maturity date of the junior subordinated debt securities. Because interest payments on the junior subordinated debt securities fund the distributions on the preferred securities, each deferral would result in a corresponding deferral of distributions on the preferred securities.

     We do not intend to defer interest payments on the junior subordinated debt securities. However, if we do so in the future, the preferred securities may trade at a price that does not reflect fully the value of the accrued but unpaid distributions. Even if we do not do so, our right to defer interest payments on the junior subordinated debt securities could mean that the market price for the preferred securities may be more volatile than that of other securities without interest deferral rights.

     If we defer the payment of interest on the junior subordinated debt securities, the junior subordinated debt securities will be treated as being reissued at that time with original issue discount for United States federal income tax purposes. This means that, beginning at the time of deferral, for United States federal income tax purposes you will be required to accrue interest income with respect to the junior subordinated debt securities each year on an economic accrual basis, including during a deferral period, and to include those amounts in your gross income before you receive any cash distributions relating to those interest payments. If you sell your preferred securities prior to the record date for the first distribution after a deferral period, you will not receive the cash related to the accrued interest that you reported for tax purposes. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PREFERRED SECURITIES.

     For more information regarding the tax consequences of purchasing the preferred securities, see below under the caption "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Preferred Securities" in this prospectus supplement.

THE PREFERRED SECURITIES MAY BE REDEEMED PRIOR TO MATURITY; YOU MAY BE TAXED ON THE PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN

     The junior subordinated debt securities, and therefore the preferred securities, may be redeemed in whole or in part on one or more occasions at any time, or in whole, but not in part, upon the occurrence of specified events
relating to changes in tax or regulatory law. If redeemed on or after        ,
2006, or upon the occurrence of a tax event or investment company event, the redemption price for the junior subordinated debt securities would be equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest
thereon. If redeemed prior to        , 2006 and no tax event or investment
company event has occurred, the redemption price would be equal to the greater of the principal amount to be redeemed and the discounted remaining payments thereof to initial optional prepayment date, as this term is defined in "Description of Series B Junior Subordinated Debt Securities -- Optional Redemption," plus accrued and unpaid interest thereon. Upon redemption, Hartford Life Capital II must use the redemption price it receives to redeem on a proportionate basis preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities redeemed.

     The redemption of the preferred securities would be a taxable event to you for United States federal income tax purposes.

     In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the preferred securities.

AN ACTIVE TRADING MARKET FOR THE PREFERRED SECURITIES MAY NOT DEVELOP

     We expect that the preferred securities will be approved for listing on the New York Stock Exchange. If listed, trading is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that an active trading market will be available for the preferred securities or that you will be able to sell your preferred securities at the price you originally paid for them. If the preferred securities are not approved for listing on the New York Stock Exchange, the underwriters have indicated that they expect to continue market-making activities in the preferred securities. They are not obligated to do so, however, and could discontinue those activities at any time.

HARTFORD LIFE GENERALLY WILL CONTROL HARTFORD LIFE CAPITAL II BECAUSE YOUR VOTING RIGHTS ARE VERY LIMITED

     You will only have limited voting rights. In particular, you may not elect and remove any trustees, except when there is a default under the junior subordinated debt securities. If a default under the junior subordinated debt securities occurs, a majority in liquidation amount of the holders of the preferred securities would be entitled to remove or appoint the institutional trustee and the Delaware trustee.

                              HARTFORD LIFE, INC.

     We are a leading financial services and insurance holding company that, through our consolidated subsidiaries, provides:

     - investment products, including variable annuities, fixed market value adjusted annuities, mutual funds and retirement plan services for the savings and retirement needs of over 1.5 million customers,

     - individual life insurance for income protection and estate planning to approximately 500,000 customers,

     - group benefits products such as group life and group disability insurance for the benefit of millions of individuals, and

     - corporate owned life insurance, or COLI.

According to the latest publicly available data, we were the leading writer of individual variable annuities in the United States based on sales for the year ended December 31, 2000, the third largest writer of group disability insurance based on sales for the nine months ended September 30, 2000 and the third largest consolidated life insurance group based on statutory assets as of December 31, 1999. In addition, we offer the fastest growing non-proprietary family of mutual funds. Our strong position in each of our core businesses provides an opportunity to increase the sale of our products and services as individuals increasingly save and plan for retirement, protect themselves and their families against disability or death and engage in estate planning.

     In June 2000, we became an indirect wholly-owned subsidiary of The Hartford Financial Services Group, Inc. following its cash tender offer for all of our common shares not already owned by it at a price of $50.50 per share. The Hartford had owned a majority of our common shares following our initial public offering on May 22, 1997. Prior to that date we were a wholly-owned subsidiary of The Hartford.

     As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock, including preferred stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. Under these laws, the insurance subsidiaries may only make their dividend payments out of earned surplus. In addition, the state insurance commissioner must give approval to those subsidiaries paying us dividends if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

     - 10% of the insurer's policyholder surplus as of December 31 of the preceding year, or

     - net gain from operations, for the previous calendar year, in each case determined under statutory insurance accounting principles.

     The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our insurance subsidiaries are permitted to pay us up to a maximum of approximately $310 million in dividends in 2001 without prior regulatory approval.

     Our rights to participate in any distribution of assets of any of our subsidiaries, for example upon their liquidation or reorganization, and the ability of holders of our the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of December 31, 2000, claims by policyholders for benefits payable amounting to $22.9 billion, claims by separate account holders of $114.0 billion and other liabilities, including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $3.5 billion.

     Our principal executive offices are located at 200 Hopmeadow Street, Simsbury, Connecticut 06089, and our telephone number is (860) 547-5000.

                            HARTFORD LIFE CAPITAL II

     Hartford Life Capital II is a statutory business trust organized under Delaware law by the trustees and Hartford Life. Hartford Life Capital II has been established solely for the following purposes:

     - to issue the preferred securities, which represent undivided beneficial ownership interests in Hartford Life Capital II's assets,

     - to issue the common securities to Hartford Life in a total liquidation amount equal to at least 3% of Hartford Life Capital II's total capital,

     - to invest the proceeds of the issuance and sale of the preferred securities and the common securities in the junior subordinated debt securities issued by Hartford Life, and

     - to engage in other activities that are directly related to the activities described above, such as registering the transfer of the preferred securities.

     Because Hartford Life Capital II is being established only for the purposes listed above, the junior subordinated debt securities will be Hartford Life Capital II's sole assets. Payments on the junior subordinated debt securities will be Hartford Life Capital II's sole source of income. Hartford Life Capital II will issue only one series of preferred securities.

                              RECENT DEVELOPMENTS

RESULTS FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

     The following table sets forth selected consolidated financial data for the years ended December 31, 2000 and 1999.

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              -----------    ---------
                                                              (UNAUDITED)    (AUDITED)
                                                                   (IN MILLIONS)
Net income..................................................    $  575        $  467
Core earnings(1)............................................    $  632        $  467
Total revenues..............................................    $5,990        $5,536

                                                                 AS OF DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              -----------    ---------
                                                              (UNAUDITED)    (AUDITED)
                                                                   (IN MILLIONS)
Total assets................................................   $143,621      $139,033
Total assets under management(2)............................   $155,053      $145,407

---------------
(1) We define "core earnings" as after-tax operational results excluding, as applicable, net realized capital gains or losses, the cumulative effect of accounting changes, and certain other items. Core earnings should only be analyzed in conjunction with, and not instead of, net income and may not be comparable to other performance measures used by our competitors.

(2) Includes mutual fund assets managed by us.

     For the year ended December 31, 2000, our net income was up 23 percent from a year ago. The increase was primarily driven by our Investment Products segment in which net income increased $94 million, or 28 percent, due principally to higher fee income. Additionally, net income from each of our other three operating segments increased 10 percent or more from a year ago. Also included in our 2000 results were favorable federal and state tax settlements of $32 million. Core earnings and revenues for the year increased 35 percent and 8 percent, respectively, from a year ago. This increase was primarily due to growth across each of our primary operating segments, particularly the Investment Products and Group Benefits segments. The revenue growth in the Investment Products segment was primarily driven by higher fee income in our individual annuity and mutual fund operations, as average assets in 2000 were higher than 1999. The Group Benefits segment had higher earned premiums as a result of strong sales and favorable persistency.

ACQUISITION OF FORTIS FINANCIAL GROUP

     On January 25, 2001, we agreed to acquire, for $1.12 billion in cash, the U.S. individual life, annuity, and mutual fund businesses of Fortis, Inc., which operates as Fortis Financial Group, or FFG. The transaction, which is subject to insurance regulatory approval and other customary conditions, is expected to be completed in the second quarter of 2001. We will effect the acquisition through the purchase of 100 percent of the stock of Fortis Advisers, Inc. and Fortis Investors, Inc., wholly-owned subsidiaries of FFG. In addition, we will assume, through several reinsurance agreements, business written by several subsidiaries of FFG.

     The transaction increases our scale in three strategically important businesses: individual life insurance, annuities and mutual funds. It will also broaden our sales platform by providing retail distribution capabilities through the addition of FFG's retail broker-dealer consisting of approximately 3,000 registered representatives.

     In the individual life business, we will nearly double the number of life insurance contracts we have in force after the transaction. We expect to realize from the transaction increased scale to our operations, which will reduce the average cost to maintain business already on our books, and lower the cost to acquire new business. The transaction also enables us to broaden our reach in the emerging affluent market. We believe this new business sales capability will be complementary to our own capability and will move us to being the third-largest writer of variable life insurance in the United States.

     In the individual annuity business, the transaction provides us with the opportunity to utilize our low-cost operating platform across the FFG business. The transaction also will add FFG's investment management business, which had approximately $11 billion of assets under management, including approximately $4 billion of mutual fund assets under management, at December 31, 2000. This will increase our mutual fund assets under management by over 30 percent.

     We expect to finance the acquisition through the $615 million of net proceeds received from The Hartford from its offering of common stock, the proceeds we receive from this offering of preferred securities and the proceeds we receive from our offering of senior notes.

                                USE OF PROCEEDS

     Hartford Life Capital II intends to use the net proceeds from the sale of the preferred securities in this offering to purchase a corresponding series of junior subordinated debt securities issued by Hartford Life. We intend to use the net proceeds from the sale of those junior subordinated debt securities,
estimated to be $          after deducting the estimated underwriting discount
and expenses, to finance a portion of the $1.12 billion purchase price for our acquisition of FFG. The remainder of the purchase price will be financed from net proceeds received from The Hartford from its recently completed offering of common stock, and our offering of senior notes.

     You may find more information about our acquisition of FFG under the heading "Recent Developments -- Acquisition of Fortis Financial Group" above.

                              ACCOUNTING TREATMENT

     Hartford Life Capital II will be treated as a wholly-owned subsidiary of Hartford Life for financial reporting purposes. Accordingly, the financial statements of Hartford Life Capital II will be included in the consolidated financial statements of Hartford Life. The preferred securities of Hartford Life Capital II will be classified as a separate line item in the consolidated balance sheet of Hartford Life similar to its long-term debt, with appropriate disclosures about the preferred securities included in the footnotes to the consolidated financial statements. Hartford Life will record distributions payable on preferred securities as interest expense, consistent with the balance sheet classification, in the statement of consolidated operations of Hartford Life. Included in a footnote to the consolidated financial statements will be disclosure that the sole assets of Hartford Life Capital II are the junior subordinated debt securities, and the principal amount, interest rate and maturity date of the junior subordinated debt securities held.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization as of December 31, 2000. The following data is qualified in its entirety by our financial statements and other information contained elsewhere in this prospectus supplement and the accompanying prospectus, or incorporated by reference.

     The "As Adjusted" column reflects the issuance of the preferred securities contemplated by this prospectus supplement and our receipt of proceeds of approximately $200 million from this offering, The Hartford's contribution of $615 million to us from the net proceeds from its recently completed offering of shares of common stock and our offering of $400 million in principal amount of senior notes, and the use of the proceeds of those offerings for the acquisition of FFG. See "Recent Developments -- Acquisition of Fortis Financial Group" in this prospectus supplement.

                                                              AS OF DECEMBER 31, 2000
                                                              ------------------------
                                                                                AS
                                                               ACTUAL        ADJUSTED
                                                              --------      ----------
                                                              (UNAUDITED, IN MILLIONS)
Long-Term Debt..............................................   $  650         $1,050
Company Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts Holding Solely Parent
  Junior Subordinated Debt Securities (TRUPS)...............      250            450
Equity, excluding net unrealized capital gains on
  securities, net of tax....................................    3,167          3,782
Net unrealized capital gains on securities, net of tax......       40             40
                                                               ------         ------
  Total Stockholders' Equity................................    3,207          3,822

  Total Capitalization(1)...................................   $4,067         $5,282

---------------
(1) Excludes net unrealized capital gains on securities, net of tax.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                           2000    1999    1998    1997    1996
                                                           ----    ----    ----    ----    ----
Ratio of Consolidated Earnings to Total Fixed
  Charges(1).............................................  11.1    9.8     9.6     8.2     1.5
Ratio of Consolidated Earnings to Total Fixed Charges,
  including Interest Credited to Contractholders(2)......   1.7    1.5     1.4     1.4     1.0

---------------
(1) The 1996 ratio of earnings to total fixed charges, excluding charges of $348 million, before-tax, primarily related to the recognition of losses in our guaranteed investment contract business, was 6.9.

(2) The 1996 ratio of earnings to total fixed charges including interest credited to contractholders, excluding charges of $348 million, before-tax, primarily related to the recognition of losses in our guaranteed investment contract business, was 1.3.

     For purposes of computing the ratio of consolidated earnings to total fixed charges, "earnings" consists of income from continuing operations before federal income taxes and fixed charges. "Total Fixed Charges" consists of interest expense, amortization of debt expense, and an imputed interest component for rental expense. "Total Fixed Charges, including Interest Credited to Contractholders," also includes all interest paid or credited to the holders of policies, annuities and investment contracts.

                         SELECTED FINANCIAL INFORMATION

     The selected consolidated financial data for each of the four fiscal years in the period ended December 31, 1999 were derived from our consolidated audited financial statements as of and for the years ended December 31, 1999, 1998, 1997 and 1996. The data presented for the year ended December 31, 2000 was derived from our unaudited consolidated financial statements as of and for the year ended December 31, 2000 and include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and results of operations as of such a date and for such period.

     You should read the following information in conjunction with our consolidated financial statements and the related notes that are incorporated in this prospectus supplement and the accompanying prospectus by reference.

                                                       YEAR ENDED DECEMBER 31,
                                       -------------------------------------------------------
                                         2000        1999        1998        1997       1996
                                       --------    --------    --------    --------    -------
                                                            (IN MILLIONS)
INCOME STATEMENT DATA
  Revenues(1)........................  $  5,990    $  5,536    $  5,788    $  4,699    $ 4,384
                                       ========    ========    ========    ========    =======
  Net income.........................  $    575    $    467    $    386    $    306    $    24
                                       ========    ========    ========    ========    =======
BALANCE SHEET DATA
  Assets.............................  $143,621    $139,033    $122,022    $100,980    $79,933
                                       ========    ========    ========    ========    =======
  Long-term debt.....................  $    650    $    650    $    650    $    650    $    --
  Company obligated mandatorily
     redeemable preferred securities
     of subsidiary trusts holding
     solely parent junior
     subordinated debt securities
     (TRUPS).........................       250         250         250          --         --
  Total stockholders' equity.........  $  3,207    $  2,306    $  2,493    $  2,144    $ 1,274
                                       ========    ========    ========    ========    =======

---------------
(1) 1998 includes $541 million related to the recapture of an in force block of COLI business from MBL Life Assurance Co. of New Jersey.

                    DESCRIPTION OF THE PREFERRED SECURITIES

GENERAL

     The following summary of the terms of the preferred securities supplements the description set forth in the accompanying prospectus under the heading "Description of Preferred Securities". This summary describes the material provisions of the preferred securities but is not intended to be complete. There may be other provisions in the declaration that are important to you. We have filed the form of declaration as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

     The declaration authorizes Hartford Life Capital II to issue common securities and preferred securities, which we refer to in this prospectus supplement as the trust securities. The trust securities represent undivided beneficial interests in the assets of Hartford Life Capital II. We or one of our subsidiaries will own all of the common securities. The common securities rank equally with the preferred securities, and payments to us on the common securities will be made on a proportionate basis with the preferred securities. However, if there exists a declaration event of default, our rights as the holder of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities.

     The declaration does not permit Hartford Life Capital II to issue any securities other than the trust securities or to incur any indebtedness. The institutional trustee will hold title to the junior subordinated debt securities purchased by Hartford Life Capital II for the benefit of the holders of the trust securities.

     We will guarantee the payment of distributions, and payments upon redemption of the preferred securities or liquidation of Hartford Life Capital II, to the extent that Hartford Life Capital II has funds available to make these payments, as described under "Description of Guarantee." The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities. In the event that Hartford Life Capital II does not have sufficient available funds to make these payments, the remedy of a holder of preferred securities is to:

     - vote to direct the institutional trustee to enforce the institutional trustee's rights under the junior subordinated debt securities, see "-- Voting Rights," or

     - if the failure of Hartford Life Capital II to make these payments is attributable to our failure to make payments on the junior subordinated debt securities, institute a proceeding directly against us for enforcement of payment on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by the holder on or after the due date specified in the junior subordinated debt securities. See "-- Declaration Events of Default."

DISTRIBUTIONS

     Distributions on the preferred securities will be fixed at a rate per year of --% of the stated liquidation amount of $25.00, per preferred security. Distributions that are in arrears beyond the first date they are payable, or would be payable if not for any deferral period or default by us on the junior
subordinated debt securities, will bear interest at the rate per year of      %
compounded quarterly from the relevant payment date for such distribution. The term "distribution" as used in this prospectus supplement includes any such additional interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the preferred securities will be cumulative, will accrue
from and including                , 2001, and will be payable quarterly in
arrears on January 15, April 15, July 15 and October 15 of each year, commencing
               , 2001.

     The distribution rate and the distribution payment dates and other payment dates for the preferred securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

     We have the right under the subordinated indenture to defer payments of interest on the junior subordinated debt securities by deferring the interest payments on the junior subordinated debt securities for a period not exceeding 20 consecutive quarterly interest periods, during which no interest shall be due and payable. However, we may not defer interest payment period beyond the maturity of the junior subordinated debt securities. If we defer the interest payments, quarterly distributions on the preferred securities would also be deferred for a corresponding period. In this case, the distributions on the preferred securities would continue to accrue and distributions that are in arrears beyond the first date they would be payable will bear interest at a rate
of      % compounded quarterly from the relevant date for such distribution, since interest would continue to accrue on the junior subordinated debt securities.

     If we exercise our right to defer interest payments, then:

     - we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or make any guarantee payment with respect to those payments, other than:

      - repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants,

      - repurchases, redemptions or other acquisitions of shares of our capital stock as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock,

      - the purchase of fractional interests in shares our capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged, or

      - distributions of rights under any shareholders rights plan we may adopt, and

     - we will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities that we or our subsidiaries may issue which ranks equally with or junior to the junior subordinated debt securities.

These restrictions will not apply to any stock dividends we pay where the dividend stock is the same stock as that on which the dividend is being paid.

     Prior to the termination of any deferral period, we may further extend that deferral period. However, the deferral period, together with all previous and further extensions of that deferral period, may not exceed 20 consecutive quarterly interest periods and may not extend beyond the maturity of the junior subordinated debt securities. Upon the termination of any deferral period and the payment of all amounts then due, we may commence a new deferral period, subject to these restrictions. Consequently, there could be numerous deferral periods of varying lengths throughout the term of the junior subordinated debt securities. See "Description of the Series B Junior Subordinated Debt
Securities -- Interest" and "--Option to Extend Interest Payment Period."

     The regular trustees shall give the holders of the preferred securities notice of any extension period upon their receipt of notice from us. See "Description of the Series B Junior Subordinated Debt Securities -- Option To Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the preferred securities as they appear on the books and records of Hartford Life Capital II on the record date next following the termination of the deferral period.

     Distributions on the preferred securities will be made on the dates payable, subject to the deferral provisions described above, to the extent that Hartford Life Capital II has funds available for the payment of those distributions in its property account. Hartford Life Capital II's funds available for distribution to the holders of the preferred securities will be limited to payments received from us on the junior subordinated debt securities. See "Description of the Series B Junior Subordinated Debt Securities." The payment of distributions by Hartford Life Capital II is guaranteed by us to the extent set forth under "Description of Guarantee."

     Distributions on the preferred securities will be payable to the holders of the securities as they appear on the books and records of Hartford Life Capital II at the close of business on the relevant record dates. As long as the preferred securities remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Distributions will be paid through the institutional trustee. The institutional trustee will hold amounts received on the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. Subject to any applicable laws and regulations and the provisions of the declaration, each such payment will be made as described under " -- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the preferred securities are listed and, if none, the regular trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant distribution payment dates. In the event that any date on which distributions are to be made on the preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day that is a business day, and without any interest or other payment resulting from any such delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the relevant distribution payment date. A "business day" will mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close.

MANDATORY REDEMPTION OF TRUST SECURITIES

     The preferred securities have no stated maturity date but will be redeemed upon the maturity of the junior subordinated debt securities or to the extent we redeem the junior subordinated debt securities. The junior subordinated debt
securities will mature on             , 2050. In addition, we may redeem the
junior subordinated debt securities:

     - in whole or in part, at any time, or

     - at any time, in whole but not in part, if a "special event" as described under " -- Special Event Redemption," shall occur and be continuing.

If we redeem the junior subordinated debt securities on or after        , 2006,
or upon the occurrence of a tax event or an investment company event, the redemption price will be equal to accrued and unpaid interest on the junior subordinated debt securities so redeemed to the date fixed for redemption plus the principal amount of the junior subordinated debt securities so redeemed. If
we redeem the junior subordinated debt securities prior to           , 2006, in
whole or in part and no tax event or investment company has occurred, the redemption price will be equal to the accrued and unpaid interest on the junior subordinated debt securities so redeemed to the date fixed for redemption, plus the greater of:

     - the principal amount of the junior subordinated debt securities so redeemed, or

     - an amount equal to the discounted remaining payments to initial optional prepayment date, as defined in the section entitled, "Description of the Series B Junior Subordinated Debt Securities -- Optional Redemption."

     At the maturity of the junior subordinated debt securities, the proceeds from our repayment of the junior subordinated debt securities will simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, whether in whole or in part, the proceeds from that redemption will simultaneously be applied to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Holders of trust securities will be given not less than

30 nor more than 60 days' notice of the redemption. In the event that fewer than all of the outstanding junior subordinated debt securities are to be redeemed, the trust securities will be redeemed on a proportionate basis as described under " -- Book-Entry Only Issuance -- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION

     A "special event" is defined as either a "tax event" or an "investment company event."

     A "tax event" means that the regular trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

     - any amendment to, or change, including any announced prospective change, in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or

     - any interpretation or application of, or pronouncement with respect to, those laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision or regulatory determination, which amendment or change is effective or which interpretation, application or pronouncement is announced on or after the date of this prospectus supplement, there is more than an insubstantial risk that:

     - Hartford Life Capital II would be subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt securities,

     - interest payable to Hartford Life Capital II on the junior subordinated debt securities would not be deductible, in whole or in part, by us for United States federal income tax purposes, or

     - Hartford Life Capital II would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     An "investment company event" means that the regular trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the Investment Company Act of 1940, as amended, to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which we refer to as a "change in Investment Company Act law," there is more than an insubstantial risk that Hartford Life Capital II is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended, which change in Investment Company Act law becomes effective on or after the date of this prospectus supplement.

     If at any time there exists a special event, we will have the right, upon not less than 30 nor more than 60 days' notice, to redeem the junior subordinated debt securities, in whole but not in part, for cash within 90 days following the occurrence of the special event. Following that redemption, Hartford Life Capital II will redeem trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities at the redemption price on a proportionate basis.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     We will have the right at any time to dissolve Hartford Life Capital II and after satisfaction of the liabilities of creditors of Hartford Life Capital II as provided by applicable law, cause the junior subordinated debt securities to be distributed to the holders of the trust securities.

     If the junior subordinated debt securities are distributed to the holders of the preferred securities, we will use our best efforts to cause the junior subordinated debt securities to be listed on the New York Stock Exchange or on such other exchange as the preferred securities are then listed.

     After the date for any distribution of junior subordinated debt securities upon dissolution of Hartford Life Capital II:

     - the preferred securities will no longer be deemed to be outstanding,

     - the securities depositary or its nominee, as the record holder of the preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon that distribution, and

     - any certificates representing preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities, with an interest rate identical to the distribution rate of the preferred securities, and with accrued and unpaid interest equal to accrued and unpaid distributions on the preferred securities until the certificates are presented to us or our agent for transfer or reissuance.

     If a dissolution and liquidation of Hartford Life Capital II were to occur, we could not assure you as to the market prices for either the preferred securities or the junior subordinated debt securities that may be distributed in exchange for the preferred securities. Accordingly, the preferred securities that you may purchase, or the junior subordinated debt securities that you may receive if a dissolution and liquidation of Hartford Life Capital II were to occur, may trade at a discount to the price that you paid to purchase the preferred securities offered by this prospectus supplement.

REDEMPTION PROCEDURES

     Hartford Life Capital II may not redeem fewer than all of the outstanding preferred securities unless all accrued and unpaid distributions have been paid on all preferred securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If Hartford Life Capital II gives a notice of redemption of the preferred securities, and if we have paid to the institutional trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then, by 12:00 noon, New York City time, on the redemption date, the institutional trustee will irrevocably deposit with the securities depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the securities depositary for the preferred securities irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities. See " -- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of that deposit, distributions will cease to accrue and all rights of holders of preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price without interest.

     In the event that any date fixed for redemption of preferred securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, the payment will be made on the immediately preceding business day. In the event that payment of the redemption price on preferred securities is improperly withheld or refused and not paid either by Hartford Life Capital II or by us under the guarantee, distributions on those preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

     In the event that fewer than all of the outstanding preferred securities are to be redeemed, the preferred securities will be redeemed under the depositary's standard procedures. See " -- Book-Entry Only Issuance -- The Depository Trust Company."

     Subject to the above and applicable law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Hartford Life Capital II, any of which we refer to as a "liquidation," the holders of the preferred securities will be entitled to receive out of the assets of Hartford Life Capital II, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25.00 per preferred security plus accrued and unpaid distributions to the date of payment, unless, in connection with the liquidation, junior subordinated debt securities have been distributed on a proportionate basis to the holders of such preferred securities. The junior subordinated debt securities so distributed must have an aggregate stated principal amount equal to the aggregate stated liquidation amount of the preferred securities, with an interest rate identical to the distribution rate of the preferred securities, and with accrued and unpaid interest equal to accrued and unpaid distributions on the preferred securities outstanding at that time.

     If, upon any liquidation, the liquidation distribution can be paid only in part because Hartford Life Capital II has insufficient assets available to pay it in full, then Hartford Life Capital II will pay the available amounts on a proportionate basis. The holders of the common securities will be entitled to receive distributions upon any liquidation on a proportionate basis with the holders of the preferred securities, except that if a declaration event of default has occurred and is continuing the preferred securities will have a preference over the common securities over those distributions.

     Hartford Life Capital II will dissolve:

     - on             , 2050, the expiration of the term of the trust,

     - upon our bankruptcy,

     - upon the filing of a certificate of dissolution or its equivalent involving our company, or the revocation of our charter and the expiration of 90 days after the date of revocation without a reinstatement,

     - upon the distribution of junior subordinated debt securities to the holders of preferred securities,

     - upon the entry of a decree of a judicial dissolution of our company or Hartford Life Capital II, or

     - upon the redemption of all the trust securities.

DECLARATION EVENTS OF DEFAULT

     An event of default under the subordinated indenture constitutes an event of default under the declaration. The holder of the common securities will be deemed to have waived any event of default under the declaration regarding the common securities until all declaration events of default regarding the preferred securities have been cured, waived or otherwise eliminated. Until a declaration event of default regarding the preferred securities has been cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the institutional trustee under the declaration and therefore the subordinated indenture. If any declaration event of default regarding the preferred securities is waived by the holders of the preferred securities, we, as the holder of common securities, have agreed that this waiver also constitutes a waiver of the declaration event of default regarding the common securities for all purposes under the declaration. See " -- Voting Rights."

     Generally, if the institutional trustee fails to enforce its rights under the junior subordinated debt securities, you may, to the fullest extent permitted by law, directly institute a legal proceeding against us to enforce the institutional trustee's rights under the junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. If a declaration event of default then exists and the event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date the interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then you may also directly institute a proceeding for enforcement of payment to you of the principal or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities you hold, on or after the respective due date specified in the junior subordinated debt securities, without first:

     - directing the institutional trustee to enforce the terms of the junior subordinated debt securities, or

     - instituting a legal proceeding against us to enforce the institutional trustee's rights under the junior subordinated debt securities.

We refer to this as a "direct action." In connection with a direct action, we will be subrogated to your rights as a holder of preferred securities under the declaration to the extent of any payment made by us to you in the direct action. Consequently, we will be entitled to payment of amounts that you receive in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that you receive or have already received full payment regarding the unpaid distribution from Hartford Life Capital II. You will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

     Upon the occurrence of an indenture event of default, the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the subordinated indenture to declare the principal and interest on the junior subordinated debt securities to be immediately due and payable. Both we and Hartford Life Capital II are required to file annually with the institutional trustee an officers' certificate as to our compliance with all conditions and covenants under the declaration.

VOTING RIGHTS

     Except as described in this prospectus supplement and in the accompanying prospectus under "Description of Guarantee -- Modification of Guarantee; Assignment," and except as required by law and the declaration, the holders of the preferred securities will have no voting rights.

     The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the declaration, including the right to direct the institutional trustee, as holder of the junior subordinated debt securities, to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee, or exercising any trust or power conferred on the subordinated indenture trustee with respect to the junior subordinated debt securities,

     - waive any past indenture event of default that is waivable under Section
       5.13 of the subordinated indenture,

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities shall be due and payable, and

     - consent to any amendment, modification or termination of the subordinated indenture or the junior subordinated debt securities where such consent shall be required.

However, where a consent or action under the subordinated indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debt securities affected by the consent or act, only the holders of at least that super majority in aggregate liquidation amount of the preferred securities may direct the institutional trustee to give the consent or take such action. If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, other than by reason of the failure to obtain the opinion set forth in the last sentence of this paragraph, you may, to the fullest extent permitted by law, directly institute a legal proceeding against us to enforce the institutional trustee's rights under the junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. The institutional trustee will notify all holders of the preferred securities of any notice of default received from the subordinated indenture trustee regarding the junior subordinated debt securities. That notice will state that the indenture event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee, as holder of the Series B junior subordinated debt securities, will not take any of the actions described above unless the institutional trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, Hartford Life Capital II will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the institutional trustee, as the holder of the junior subordinated debt securities, is required under the subordinated indenture for any amendment, modification or termination of the subordinated indenture, the institutional trustee will request the written direction of the holders of the trust securities regarding that amendment, modification or termination and will vote on that amendment, modification or termination as directed by a majority in liquidation amount of the trust securities voting together as a single class. However, where any amendment, modification or termination under the subordinated indenture would require the consent of a super majority, the institutional trustee may only give that consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the trust securities which the relevant super majority represents of the aggregate principal amount of the junior subordinated debt securities outstanding. The institutional trustee will be under no obligation to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes Hartford Life Capital II will not be classified as other than a grantor trust.

     A waiver of an indenture event of default by the institutional trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

     Any required approval or direction of holders of preferred securities may be given at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of the holders of trust securities or pursuant to written consent. The regular trustees will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of preferred securities. Each such notice will include a statement setting forth the following information:

     - the date of the meeting or the date by which the action is to be taken,

     - a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of such matter upon which written consent is sought, and

     - instructions for the delivery of proxies or consents.

No vote or consent of the holders of preferred securities will be required for Hartford Life Capital II to redeem and cancel preferred securities or distribute junior subordinated debt securities as provided in the declaration.

     Neither Hartford Life or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Hartford Life will be entitled to vote or consent any preferred securities held by them. For purposes of any vote or consent, those securities will be treated as if they were not outstanding.

     The procedures by which holders of preferred securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Except in specified circumstances as set forth in the declaration, you will have no rights to appoint or remove the Hartford Life Capital II trustees, who may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

MODIFICATION OF THE DECLARATION

     The declaration may be modified and amended if approved by the regular trustees, and in some circumstances the institutional trustee and the Delaware trustee. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect:

     - any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise, or

     - the dissolution, winding-up or termination of Hartford Life Capital II, other than as provided by the declaration,

then the holders of the trust securities voting together as a single class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected. In addition, if any amendment or proposal referred to in the first clause above would adversely affect only the preferred securities or the common securities, then only holders of the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of holders of a majority in liquidation amount of that class of trust securities.

     No amendment or modification may be made to the declaration, however, if the amendment or modification would:

     - cause Hartford Life Capital II to be classified for United States federal income tax purposes as other than a grantor trust,

     - reduce or otherwise adversely affect the powers of the institutional trustee, or

     - cause Hartford Life Capital II to be deemed an "investment company" which is required to be registered under the Investment Company Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     Hartford Life Capital II may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below or under "-- Liquidation Distribution Upon Dissolution."

     Hartford Life Capital II may, with the consent of the regular trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, if it satisfies the following conditions:

     - the successor entity either:

      - expressly assumes all of the obligations of Hartford Life Capital II under the trust securities, or

      - substitutes for the preferred securities other securities having substantially the same terms as the trust securities, so long as the successor securities rank the same as the trust securities rank with respect to distributions and payments upon liquidation, redemption and otherwise,

     - we expressly acknowledge a trustee of the successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities,

     - the preferred securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the preferred securities are then listed or quoted,

     - the merger, consolidation, amalgamation or replacement does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than for any dilution of the holders' interest in the new entity,

     - the successor entity has a purpose substantially identical to that of Hartford Life Capital II,

     - prior to the merger, consolidation, amalgamation or replacement, Hartford Life Capital II has received an opinion of a nationally recognized independent counsel to Hartford Life Capital II experienced in such matters to the effect that,

      - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than any dilution of the holders' interest in the new entity,

      - following the merger, consolidation, amalgamation or replacement, neither Hartford Life Capital II nor the successor entity will be required to register as an "investment company" under the Investment Company Act,

      - following the merger, consolidation, amalgamation or replacement, Hartford Life Capital II, or the successor entity, will continue to be classified as a grantor trust for United States federal income tax purposes, and

     - we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

However, Hartford Life Capital II will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, the consolidation, amalgamation, merger or replacement would cause Hartford Life Capital II or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. See "-- Special Event Redemption" and "-- Liquidation Distribution Upon Dissolution."

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company will act as securities depositary for the preferred securities. The preferred securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global preferred securities certificates, representing the total aggregate number of preferred securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global preferred securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of preferred securities within the DTC system must be made by or through direct participants, which will receive a credit for the preferred securities on DTC's records. The ownership interest of each actual purchaser of each preferred security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred securities. Transfers of ownership interests in the preferred securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the preferred securities, except in the event that use of the book-entry system for the preferred securities is discontinued.

     To facilitate subsequent transfers, all the preferred securities deposited by participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of preferred securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the preferred securities. DTC's records reflect only the identity of the direct participants to whose accounts the preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. If less than all of the preferred securities are being redeemed, DTC will reduce the amount of the interest of each direct participant in the preferred securities in accordance with its procedures.

     Although voting of preferred securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote the preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to Hartford Life Capital II as soon as possible after the record date. The omnibus proxy assigns Cede & Co. consenting or voting rights to those direct participants to whose accounts the preferred securities are credited on the record date. These would be identified in a listing attached to the omnibus proxy.

     Distribution payments on the preferred securities will be made by transfer of immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and these payments will be the responsibility of the participant and not of DTC, Hartford Life Capital II or ourselves, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time.

     Payment of distributions to DTC is the responsibility of Hartford Life Capital II, disbursement of these payments to direct participants is the responsibility of DTC, and disbursement of these payments to the beneficial owners is the responsibility of direct and indirect participants.

     Except as described in this prospectus supplement, you will not be entitled to receive physical delivery of preferred securities. Accordingly, you must rely on the procedures of DTC to exercise any rights under the preferred securities.

     DTC may discontinue providing its services as securities depositary of the preferred securities at any time by giving reasonable notice to Hartford Life Capital II. Under these circumstances, if a successor securities depositary is not obtained, preferred securities certificates are required to be printed and delivered. Additionally, the regular trustees, with our consent, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary of the preferred securities. In that event, certificates for the preferred securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The institutional trustee, prior to the occurrence of a default regarding the trust securities, undertakes to perform only those duties as are specifically set forth in the declaration. After such a default, the institutional trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. However, the institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at your request, unless offered reasonable indemnity by you against the costs, expenses and liabilities which might be incurred. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration event of default.

PAYING AGENT; TRANSFER AGENT AND REGISTRAR

     If the preferred securities do not remain in book-entry only form, the following provisions will apply:

     - The institutional trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

     - Hartford Life Capital II and the institutional trustee will be entitled to treat the holders of the preferred securities, as their names appear in the registration books kept by the institutional trustee at its corporate office, as the owners of those preferred securities for all purposes under the declaration.

     - Registration of transfers of preferred securities will be effected without charge by or on behalf of Hartford Life Capital II, but upon payment, with the giving of such indemnity as Hartford Life Capital II or we may require, for any tax or other government charges that may be imposed in relation to it.

     - Hartford Life Capital II will not be required to register or cause to be registered the transfer of preferred securities after they have been called for redemption, or on or after the liquidation date.

GOVERNING LAW

     The declaration and the preferred securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The regular trustees are authorized and directed to operate Hartford Life Capital II in such a way so that Hartford Life Capital II will not be required to register as an "investment company" under the Investment Company Act or be characterized as other than a grantor trust for United States federal income tax purposes. We are authorized and directed to conduct our affairs so that the junior subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes. In this connection, both we and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Hartford Life Capital II or our certificate of incorporation, that we and the regular trustees determine in our and their discretion to be necessary or desirable to achieve that end, as long as such action does not adversely affect the interests of the holders of the preferred securities or vary the terms of the preferred securities.

     Holders of the preferred securities have no preemptive or similar rights.

        DESCRIPTION OF THE SERIES B JUNIOR SUBORDINATED DEBT SECURITIES

     We have set forth below a description of the specific terms of the junior subordinated debt securities in which Hartford Life Capital II will invest the proceeds from the issuance and sale of the trust securities. The subordinated indenture under which the junior subordinated debt securities will be issued will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the subordinated indenture. The terms of the junior subordinated debt securities will be those set forth in the subordinated indenture and the supplemental indenture and those made part of the guarantee by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the junior subordinated debt securities set forth in the accompanying prospectus under the caption "Description of Junior Subordinated Debt Securities and Corresponding Junior Subordinated Debt Securities." This summary describes the material provisions of the junior subordinated debt securities, including the subordinated indenture and supplemental indenture, but is not intended to be complete. There may be other provisions in those documents that are important to you. The forms of those documents have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

     We will have the right at any time to dissolve the trust and cause the junior subordinated debt securities to be distributed to the holders of the trust securities. If the junior subordinated debt securities are distributed to the holders of the preferred securities, we will use our best efforts to have the junior subordinated debt securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the preferred securities are then listed or quoted.

GENERAL

     The junior subordinated debt securities will be issued as unsecured debt under the subordinated indenture. The junior subordinated debt securities will
be limited in aggregate principal amount to approximately $          , which is
the sum of the aggregate stated liquidation amount of the preferred securities and the capital we will contribute to Hartford Life Capital II in exchange for the common securities.

     The junior subordinated debt securities are not subject to a sinking fund provision. The entire principal amount of the junior subordinated debt securities will mature and become due and payable, together with any accrued and
unpaid interest, compound interest and additional interest, on             ,
2050.

     If junior subordinated debt securities are distributed to holders of preferred securities in liquidation of those holders' interests in Hartford Life Capital II, the junior subordinated debt securities will initially be issued in the form of one or more global securities. Under limited circumstances, junior subordinated debt securities may be issued in certificated form in exchange for a global security. See "-- Book-Entry and Settlement" below. If junior subordinated debt securities are issued in certificated form, the junior subordinated debt securities will be in denominations of $25.00 and integral multiples of $25.00 and may be transferred or exchanged at the offices described below. We will make payments on junior subordinated debt securities issued as a global security to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debt securities. If junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the Wilmington Trust Company, the subordinated indenture trustee, in New York, New York. However, at our option payment of interest may be made by check mailed to the address of the persons entitled to the payments.

     We do not intend to issue and sell the junior subordinated debt securities to any purchasers other than Hartford Life Capital II.

     There are no covenants or provisions in the subordinated indenture that would afford the holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect those holders.

SUBORDINATION

     The subordinated indenture provides that the junior subordinated debt securities are subordinated and junior in right of payment to all of our present or future senior indebtedness. We may not make any payment of principal, including redemption payments, premium or interest on the junior subordinated debt securities if:

     - any of our senior indebtedness has not been paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

     - the maturity of any of our senior indebtedness has been accelerated because of a default, until the senior indebtedness is paid in full or the acceleration has been rescinded.

     Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our senior indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all of our senior indebtedness then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions applicable to senior indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

     The term "senior indebtedness" means:

     - the principal, premium and interest in respect of:

      - indebtedness of Hartford Life for money borrowed, and

      - indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Hartford Life,

     - all capital lease obligations of Hartford Life,

     - all obligations of Hartford Life issued or assumed as the deferred purchase price of property, all conditional sale obligations of Hartford Life and all obligations of Hartford Life under any conditional sale or title retention agreement, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business,

     - all obligations, contingent or otherwise, of Hartford Life in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions,

     - all obligations in respect of interest rate swap, cap, floor, collar or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements,

     - all obligations of the type referred to in the clauses above of other persons for the payment of which Hartford Life is responsible or liable as obligor, guarantor or otherwise, and

     - all obligations of the type referred to in the clauses above of other persons secured by any lien on any property or asset of Hartford Life, whether or not the obligation is assumed by Hartford Life, except for:

      - any such indebtedness that is by its terms subordinated to or ranks equally with the junior subordinated debt securities, and

      - any indebtedness between or among Hartford Life or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (1) any other Hartford Life subsidiary trust or a trustee of such trust and (2) any other trust, or a trustee of that trust, partnership or other entity affiliated with Hartford Life that is a financing vehicle of Hartford Life in connection with the issuance by that financing entity of preferred securities or other securities that rank equally with, or junior to, the preferred securities.

Senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

     We are a non-operating holding company with no significant business operations of our own. Most of our assets of are owned by our subsidiaries. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. Holders of junior subordinated debt securities should look only to our assets for payments of interest and principal and premium.

     The subordinated indenture does not limit the aggregate amount of senior indebtedness that we may issue.

OPTIONAL REDEMPTION

     We will have the right to redeem the junior subordinated debt securities:

     - in whole or in part, at any time, on or after             , 2006, or

     - at any time, in whole but not in part, upon the occurrence of a special event as described under "Description of the Preferred
       Securities -- Special Event Redemption," upon not less than 30 nor more than 60 days' notice,

in either case at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including additional interest, if any, to the redemption date.

     Prior to             , 2006, we will also have the right to redeem the
junior subordinated debt securities at any time, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the junior subordinated debt securities so redeemed to the date fixed for redemption, plus the greater of:

     - the principal amount of the junior subordinated debt securities so redeemed, or

     - an amount equal to the discounted remaining payments to initial optional prepayment date, as defined below.

     If a partial redemption of the preferred securities resulting from a partial redemption of the junior subordinated debt securities would result in the delisting of the preferred securities, we may only redeem the junior subordinated debt securities in whole. See "Description of the Preferred Securities -- Mandatory Redemption of Trust Securities" and "-- Special Event Redemption."

     "Discounted remaining payments to initial optional prepayment date" means an amount equal to the sum of the current value of the amounts of interest and principal that would have been payable by us pursuant to the terms of the junior subordinated debt securities on each interest payment date after the redemption
date through and including             , 2006, assuming optional redemption of
the junior subordinated debt securities on             , 2006.

     "Current value" means:

     - for any payment of interest, the present value of that amount on the redemption date after discounting that amount on a quarterly basis from the originally scheduled date for payment, and

     - for any payment of principal, the present value of that amount on the redemption date after discounting that amount on a quarterly basis from
                   , 2006. In each case, the discount rate will be the treasury rate plus fifty basis points.

     "Treasury rate" means a per year rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per year yield, determined on the redemption date to be the per year rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect quarterly compounding in the case of the junior subordinated debt securities, for United States Treasury
securities maturing at             , 2006, as determined by reference to the
weekly average yield to maturity for United States Treasury securities maturing
on             , 2006 if reported in the most recent Statistical Release
H.15(519) of the Board of Governors of the Federal Reserve, or, if no such
securities mature at             , 2006, by interpolation between the most
recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than,
            , 2006 and the other maturing as close as possible to, but later
than,          , 2006, in each case as published in the most recent Statistical
Release H.15(519) of the Board of Governors of the Federal Reserve.

INTEREST

     Each Series B junior subordinated debt security will bear interest at the
rate of      % per year, from and including             , 2001, payable
quarterly in arrears on January 15, April 15, July 15 and October 15 of each
year, commencing             , 2001. We will make interest payments to the
person in whose name the Series B junior subordinated debt security is registered, subject to certain exceptions, at the close of business on the business day next preceding such interest payment date. If the junior subordinated debt securities will cease to be held in book-entry only form, we will have the right to select record dates, which will be more than 14 days but less than 60 days prior to the interest payment date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as described in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed during that period in relation to the deemed 90 days in such quarterly period. In the event that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay, except that, if that business day is in the next succeeding calendar year, then that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the relevant interest payment date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     We will have the right at any time, and from time to time, during the term of the junior subordinated debt securities, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters. However, no deferral period may extend beyond the maturity of the junior subordinated debt securities. At the end of the deferral period, we will pay all interest then accrued and unpaid, including any additional interest, together with interest compounded quarterly at the rate specified for the junior subordinated debt securities to the extent permitted by applicable law. During any such deferral period:

     - we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or make any guarantee payment with respect to those payments, other than:

      - repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants,

      - repurchases, redemptions or other acquisitions of shares of our capital stock as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock,

      - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged, or

      - distributions of rights under any shareholders rights plan we may adopt, and

     - we will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities we or our subsidiaries may issue which ranks equally with or junior to the junior subordinated debt securities.

These restrictions will not apply to any stock dividends we pay where the dividend stock is the same stock as that on which the dividend is being paid.

     Prior to the termination of any deferral period, we may further defer payments of interest by extending that deferral period, so long that the deferral period, including all such previous and further extensions, does not exceed 20 consecutive quarterly interest periods, including the quarterly interest period in which notice of the deferral period is given, and does not extend beyond the maturity of the junior subordinated debt securities. Upon the termination of any deferral period and the payment of all amounts then due, we may commence a new deferral period, subject to these restrictions. We will not be required to pay any interest during an deferral period, except at the end of the deferral period. We have no present intention of exercising our right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities.

     If the institutional trustee is the sole holder of the junior subordinated debt securities, we will give the regular trustees and the institutional trustee notice of our selection of an extension period one business day prior to the earlier of:

     - the date distributions on the preferred securities would be payable, if not for the deferral period, or

     - the date the regular trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record date or the date that distribution would be payable, if not for such deferral period, but in any event one business day prior to that record date. The regular trustees will give notice of our selection of the deferral period to you. If the institutional trustee is not the sole holder of the junior subordinated debt securities, we will give the holders of the junior subordinated debt securities notice of our selection of the deferral period ten business days prior to the earlier of:

     - the next succeeding interest payment date, or

     - the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the junior subordinated debt securities of the record or payment date of the related interest payment.

ADDITIONAL INTEREST

     If at any time Hartford Life Capital II is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then, in any such case, we will pay as additional interest on the junior subordinated debt securities such additional amounts as shall be required so that the net amounts received and retained by Hartford Life Capital II after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Hartford Life Capital II would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     If any indenture event of default then exists, the institutional trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal and interest on the junior subordinated debt securities, including any compound interest and additional interest, and any other amounts payable under the subordinated indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the junior subordinated debt securities. See "Description of Debt Securities vents of Default" in the accompanying prospectus for a description of the indenture events of default. An indenture event of default also constitutes a declaration event of default. The holders of preferred securities in certain circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the junior subordinated debt securities. See "Description of the Preferred Securities -- Declaration Events of Default" and "-- Voting Rights."

     However, if a declaration event of default then exists and the event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date the interest or principal is otherwise payable, we acknowledge that, in such event, you, as a holder of preferred securities, may institute a direct action for payment on or after the respective due date specified in the junior subordinated debt securities. We may not amend the subordinated indenture to remove this right to bring a direct action without the prior written consent of all of the holders of preferred securities of Hartford Life Capital II. Notwithstanding any payment made to a holder of preferred securities by us in connection with a direct action, we will remain obligated to pay the principal or interest on the junior subordinated debt securities held by Hartford Life Capital II or the institutional trustee of Hartford Life Capital II, and we will be subrogated to your rights for payments on the preferred securities to the extent of any payments made by us to you in any direct action. You will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Hartford Life Capital II, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Except under the limited circumstances described below, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders of the global security for any purpose under the subordinated indenture. In addition, no global security representing junior subordinated debt securities will be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or, if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the subordinated indenture.

THE DEPOSITARY

     If junior subordinated debt securities are distributed to you in liquidation of your interests in Hartford Life Capital II, DTC will act as securities depositary for the junior subordinated debt securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The description in that section of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments of the preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary if DTC or the successor depositary is unable or unwilling to continue as a depositary for the global securities.

     None of Hartford Life, Hartford Life Capital II, the subordinated indenture trustee, any paying agent and any other agent of Hartford Life or the subordinated indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

     - the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security and no successor depositary shall have been appointed,

     - the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as depositary and no successor depositary shall have been appointed,

     - we, in our sole discretion, determine that the global security shall be so exchangeable, or

     - there shall have occurred an indenture event of default regarding the junior subordinated debt securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable for junior subordinated debt securities registered in such names as the depositary directs. We expect that those instructions will be based upon directions received by the depositary from its participants.

CERTAIN FEES AND EXPENSES

     The subordinated indenture will provide that we will pay all fees and expenses related to:

     - the offering of the trust securities and the junior subordinated debt securities,

     - the organization, maintenance and dissolution of Hartford Life Capital
       II,

     - the retention of the Hartford Life Capital II trustees, and

     - the enforcement by the institutional trustee of the rights of the holders of the preferred securities.

GOVERNING LAW

     The subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

                            DESCRIPTION OF GUARANTEE

     We have set forth below a summary of information concerning the guarantee that we will execute and deliver for your benefit. The guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the guarantee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. This description supplements the description of the guarantee set forth in the accompanying prospectus under the caption "Description of Guarantee." This summary describes the material provisions of the guarantee, but is not intended to be complete. There may be other provisions in the guarantee that are important to you. The form of the guarantee has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. The guarantee trustee will hold the guarantee for your benefit.

GENERAL

     To the extent set forth in the guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the preferred securities, except to the extent paid by Hartford Life Capital II, as and when due, regardless of any defense, right of set-off or counterclaim which Hartford Life Capital II may have or assert, the following payments, without duplication:

     - any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent Hartford Life Capital II has funds available for those payments, and

     - the redemption price of $25.00 per preferred security, plus all accrued and unpaid distributions, to the extent Hartford Life Capital II has funds available for those payments, with respect to any preferred securities called for redemption by Hartford Life Capital II, and

     - upon a voluntary or involuntary dissolution, winding-up or termination of Hartford Life Capital II, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities the lesser of:

      - the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, and

      - the amount of assets of Hartford Life Capital II remaining for distribution to holders of the preferred securities in liquidation of Hartford Life Capital II.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of preferred securities or by causing Hartford Life Capital II to pay those amounts to those holders.

     The guarantee will be a guarantee on a subordinated basis with respect to the preferred securities from the time of issuance of the preferred securities but will not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of Hartford Life Capital II, except to the extent Hartford Life Capital II shall have funds available for those payments. If we do not make interest payments on the junior subordinated debt securities, Hartford Life Capital II will not pay distributions on the preferred securities and will not have funds available for those payments. See "Description of the Series B Junior Subordinated Debt Securities." If, however, we were to default on our obligation to pay amounts payable under the junior subordinated debt securities, Hartford Capital Life II would lack funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise, and, in such event, holders of the preferred securities would not be able to be rely upon the guarantee for payment of such amounts. Instead, if any event of default under the subordinated indenture shall have occurred and be continuing and such event is attributable to our failure to pay interest or premium, if any, on or principal of the junior subordinated debt securities on the applicable payment date, then a holder of preferred securities may institute a direct action against us pursuant to the terms of the subordinated indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. In connection with such direct action, we will have a right to set-off under the subordinated indenture to the extent of any payment made by us to such holder of preferred securities in the direct action. Except as described herein, holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities or assert directly any other rights in respect of the junior subordinated debt securities. The declaration provides that each holder of preferred securities by acceptance thereof agrees to the provisions of the guarantee and the subordinated indenture.

CERTAIN COVENANTS OF HARTFORD LIFE

     In the guarantee, we will covenant that, so long as any preferred securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the guarantee or the declaration, then:

     - we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or make any guarantee payment with respect to those payments, other than:

      - repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants,

      - repurchases, redemptions or other acquisitions of shares of our capital stock as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock,

      - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged, or

      - distributions of rights under any shareholders rights plan we adopt, and

     - we will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities we may issue which ranks equally with or junior to the junior subordinated debt securities.

These restrictions will not apply to any stock dividends we pay where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no vote will be required, the guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will inure to the benefit of the holders of the preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee trustee's rights under the guarantee, you may directly institute a legal proceeding against us to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against Hartford Life Capital II, the guarantee trustee or any other person or entity. You may also directly institute a legal proceeding against us to enforce your right to receive payment under the guarantee without first:

     - directing the guarantee trustee to enforce the terms of the guarantee, or

     - instituting a legal proceeding against Hartford Life Capital II or any other person or entity.

     We will be required to provide annually to the guarantee trustee a statement as to our performance of some of our obligations under the guarantee and as to any default in that performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, prior to the occurrence of a default under the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate upon full payment of the redemption price of all preferred securities, upon distribution of the junior subordinated debt securities to the holders of the preferred securities or upon full payment of the amounts payable as provided in the declaration upon liquidation of Hartford Life Capital II. The guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the guarantee.

STATUS OF THE GUARANTEE

     The guarantee will constitute our unsecured obligation and will rank:

     - subordinate and junior in right of payment to all of our senior indebtedness,

     - equally with the most senior preferred or preference stock we have now or may hereafter issue and with any guarantee we have now or may hereafter enter into by regarding any preferred or preference stock of any of our subsidiaries, and

     - senior to our common stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of the guarantee.

     The guarantee will constitute a guarantee of payment and not of collection. That is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

GOVERNING LAW

     The guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

        RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE SERIES B JUNIOR
                 SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     As set forth in the declaration, the sole purpose of Hartford Life Capital II is to issue the trust securities evidencing undivided beneficial interests in the assets of Hartford Life Capital II, and to invest the proceeds from that issuance and sale in the junior subordinated debt securities.

     As long as payments of interest and other payments are made when due on the junior subordinated debt securities, those payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

     - the aggregate principal amount of junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities,

     - the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities,

     - under the subordinated indenture, we will pay, and Hartford Life Capital II will not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of Hartford Life Capital II other than with respect to the trust securities, and

     - the declaration further provides that the Hartford Life Capital II trustees will not cause or permit Hartford Life Capital II to, among other things, engage in any activity that is not consistent with the purposes of Hartford Life Capital II.

     Payments of distributions, to the extent funds for those payments are available, and other payments due on the preferred securities, to the extent funds for those payments are available, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee". If we do not make interest payments on the junior subordinated debt securities purchased by Hartford Life Capital II, we expect that Hartford Life Capital II will not have sufficient funds to pay distributions on the preferred securities. The guarantee is a guarantee on a subordinated basis with respect to the preferred securities from the time of its issuance but does not apply to any payment of distributions unless and until Hartford Life Capital II has sufficient funds for the payment of those distributions.

     We have, through the guarantee, the junior subordinated debt securities, the subordinated indenture and the declaration, taken together, fully, irrevocably and unconditionally guaranteed our obligations under the preferred securities.

     If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the declaration provides a mechanism for the holders of the preferred securities, using the procedures described in "Description of the Preferred
Securities -- Book Entry Only Issuance -- The Depository Trust Company" and "--Voting Rights," to direct the institutional trustee to enforce its rights under the junior subordinated debt securities. If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, you may directly institute a legal proceeding against us to enforce the institutional trustee's rights under the junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. If a declaration event of default then exists and that event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date the interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then you may also institute a direct action for payment on or after the respective due date specified in the junior subordinated debt securities without first:

     - directing the institutional trustee to enforce the terms of the junior subordinated debt securities, or

     - instituting a legal proceeding against us to enforce the institutional trustee's rights under the junior subordinated debt securities.

     In connection with a direct action, we will be subrogated to your rights to the extent of any payment made by us to you in the direct action. Consequently, we will be entitled to payment of amounts that you receive in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that you receive or have already received full payment with respect to such unpaid distribution from Hartford Life Capital II. Under the guarantee, we acknowledge that the guarantee trustee will enforce the guarantee on behalf of the holders of the preferred securities. If we fail to make payments under the guarantee, the guarantee provides a mechanism for the holders of the preferred securities to direct the guarantee trustee to enforce its rights under the guarantee. If the guarantee trustee fails to enforce the guarantee, you may directly institute a legal proceeding against us to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against Hartford Life Capital II, the guarantee trustee, or any other person or entity. You may also directly institute a legal proceeding against us to enforce your right to receive payment under the guarantee without first

     - directing the guarantee trustee to enforce the terms of the guarantee, or

     - instituting a legal proceeding against Hartford Life Capital II or any other person or entity.

     Both we and Hartford Life Capital II believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the preferred securities. See "Description of Guarantee -- General."

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the preferred securities by United States holders, as defined below, who purchase the preferred securities upon original issuance at their original issue price. For purposes of this summary, a "United States holder" means a beneficial owner of a preferred security that is:

     - an individual citizen or resident of the United States;

     - a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; or

     - a partnership, estate or trust treated, for United States federal income tax purposes, as a domestic partnership, estate or trust.

     This summary does not address all aspects of United States federal income taxation that may be relevant to United States holders in light of their particular circumstances, such as United States holders who are subject to special tax treatment, for example, dealers in securities or currencies, banks, regulated investment companies, tax-exempt organizations, traders in securities that elect to use a mark-to-market method of accounting, persons liable for alternative minimum tax, insurance companies and persons holding preferred securities as part of a straddle, hedge, conversion transaction or other integrated investment. This summary does not address the tax consequences of a beneficial owner of a preferred security that is not a United States holder. In addition, this summary does not address any aspects of state, local or foreign tax law. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the "Code", the Treasury regulations promulgated under the Code and administrative and judicial interpretations, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly with retroactive effect.

     The statements of law and legal conclusions in this summary represent the opinion of Debevoise & Plimpton, counsel to Hartford Life and Hartford Life Capital II, which we refer to as "tax counsel". The authorities on which this summary is based are subject to various interpretations, and the opinion of tax counsel is not binding on the Internal Revenue Service, which we refer to as the "IRS", or the courts.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES.

CLASSIFICATION OF HARTFORD LIFE CAPITAL II

     Tax counsel is of the opinion that, under current law and assuming full compliance with the terms of the declaration of trust, and based upon certain facts and assumptions contained in such opinion, Hartford Life Capital II will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided interest in the junior subordinated debt securities. Thus, you will be required to include in your gross income your proportionate share of the interest income or original issue discount that is paid or accrued on the junior subordinated debt securities. See below under the caption "-- Interest Income and Original Issue Discount".

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Hartford Life intends to take the position that the junior subordinated debt securities will be classified for United States federal income tax purposes as indebtedness of Hartford Life. Hartford Life, Hartford Life Capital II and you, by your acceptance of a beneficial ownership interest in a preferred security, agree to treat the junior subordinated debt securities as indebtedness of Hartford Life for United States federal income tax purposes. The remainder of this discussion assumes that the junior subordinated debt securities will be classified as indebtedness of Hartford Life for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     We anticipate that the junior subordinated debt securities will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. In this case, subject to the discussion below, the junior subordinated debt securities will not be subject to the original issue discount, which we refer to as "OID", rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the junior subordinated debt securities as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

     If, however, Hartford Life exercises its right to defer payments of interest on the junior subordinated debt securities, the junior subordinated debt securities will be treated as reissued with OID at that time. Under the OID rules, regardless of your method of accounting, you would accrue interest income each year with respect to the junior subordinated debt securities on an economic accrual basis, including during a deferral period. As a result, cash payments of interest you receive with respect to the junior subordinated debt securities would not be reported separately as taxable income, any amount of OID included in your gross income with respect to the junior subordinated debt securities would increase your tax basis in the preferred securities, and cash payments you receive with respect to the preferred securities would reduce your tax basis in the preferred securities.

     The Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the junior subordinated debt securities were issued initially with OID. If the IRS were successful, regardless of whether Hartford Life exercises its option to defer payments of interest on the junior subordinated debt securities, you would be subject to the OID rules described above.

     Because the junior subordinated debt securities are indebtedness for federal income tax purposes, you will not be entitled to a dividends-received-deduction with respect to any income you recognize on the preferred securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES UPON LIQUIDATION OF HARTFORD LIFE CAPITAL II

     The junior subordinated debt securities held by Hartford Life Capital II may be distributed to you in exchange for the preferred securities if Hartford Life Capital II is liquidated before the maturity of the junior subordinated debt securities. Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Your total tax basis in the junior subordinated debt securities you receive will equal the total tax basis that you had in the preferred securities exchanged and your holding period in the junior subordinated debt securities you receive will include your holding period in the preferred securities exchanged. If, however, Hartford Life Capital II is treated as an association taxable as a corporation and we elect to distribute the junior subordinated debt securities to you at that time, the distribution would be taxable to Hartford Life Capital II and to you.

     If you receive junior subordinated debt securities in exchange for the preferred securities, you would continue to include in your gross income interest or original issue discount in respect of the junior subordinated debt securities received in the manner described above under the caption "-- Interest Income and Original Issue Discount."

SALES OR REDEMPTIONS OF PREFERRED SECURITIES

     If you sell the preferred securities or receive cash upon redemption of the preferred securities, you will recognize gain or loss equal to the difference between the amount realized on the sale or redemption of the preferred securities, less an amount equal to any accrued but unpaid stated interest that you did not previously include in income, which will be taxable as ordinary income, and your adjusted tax basis in the preferred securities sold or redeemed. Your gain or loss will be a capital gain or loss, provided that you held the preferred securities as a capital asset. Such gain or loss will generally be a long-term capital gain or loss if you have held the preferred securities for more than one year. Long-term capital gains of individuals are currently subject to tax at reduced capital gains rates. The deductibility of capital losses is subject to limitations.

     The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debt securities. If you dispose of the securities between record dates for payments of distributions, you will nevertheless be required to include accrued but unpaid interest on the junior subordinated debt securities through the date of disposition in income as ordinary income and to add that amount to your adjusted tax basis in the preferred securities disposed of. You will recognize a capital loss to the extent the selling price, which may not fully reflect the value of accrued but unpaid interest, is less than your adjusted tax basis, which will include accrued but unpaid interest. The deductibility of capital losses is subject to limitations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting will apply to payments of income on the preferred securities and to the proceeds of the sale of the preferred securities, unless you are an exempt recipient, for example a corporation. A 31% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, unless you have provided a certification of exempt status.

                                  UNDERWRITING

     Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. are acting as joint bookrunning managers of the offering, and, together with A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC, are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and Hartford Life Capital II has agreed to sell to that underwriter, the number of preferred securities set forth opposite the underwriter's name.

                                                                   NUMBER OF
UNDERWRITER                                                   PREFERRED SECURITIES
-----------                                                   --------------------
Morgan Stanley & Co. Incorporated...........................
Salomon Smith Barney Inc. ..................................
A.G. Edwards & Sons, Inc. ..................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
UBS Warburg LLC.............................................
[--]........................................................
                                                                    --------
          Total.............................................
                                                                    ========

     The underwriting agreement provides that the obligations of the underwriters to purchase the preferred securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the preferred securities if they purchase any of the preferred securities. In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     The underwriters propose to offer some of the preferred securities directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and some of the preferred securities to dealers at
the initial public offering price less a concession not to exceed $     per
preferred security. The underwriters may allow, and dealers may reallow, a
concession not to exceed $     per preferred security on sales to other dealers.
If all of the preferred securities are not sold at the initial public offering price, the representatives may change the initial public offering price and the other selling terms.

     We and Hartford Life Capital II have agreed that, for a period beginning on the date of this prospectus supplement and continuing to, and including, the date 30 days after the closing date for the purchase of the preferred securities, we will not offer, sell or contract to sell or otherwise dispose of any preferred securities, any other beneficial interests in the assets of Hartford Life Capital II, or any other of our securities or securities of Hartford Life Capital II that are substantially similar to the preferred securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive such securities, without the prior written consent of Morgan Stanley & Co. Incorporated and Salomon Smith Barney, except for the preferred securities offered in connection with this offering.

     We will apply to list the preferred securities on the New York Stock Exchange. If approved for listing, we expect trading of the preferred securities to begin within 30 days after they are first issued.

     In view of the fact that the proceeds of the sale of the preferred securities will ultimately be used to purchase our junior subordinated debt securities, the underwriting agreement provides that we will pay as compensation to the underwriters $ [--] per preferred security for the accounts of the several underwriters ($[--] in the aggregate).

     In connection with the offering, the underwriters may purchase and sell preferred securities in the open market. These transactions may include short sales of preferred securities in excess of the number of preferred securities to be purchased by the underwriters in the offering, which creates a syndicate short position. The underwriters must close out any short position by purchasing preferred securities in the open market. A short position is likely to be created if the underwriters are concerned that there may be downward pressure on the price of the preferred securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of preferred securities in the open market while the offering is in progress.

     The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession form a syndicate member when Morgan Stanley & Co. Incorporated and Salomon Smith Barney repurchase preferred securities originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

     Any of these activities may have the effect of preventing or retarding a decline in the market price of the preferred securities. They may also cause the price of the preferred securities to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

     The expenses associated with the offer and sale of the preferred securities, to be paid by us, are estimated to be $--.

     The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

     A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

     We and Hartford Life Capital II have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

                      VALIDITY OF THE PREFERRED SECURITIES

     Certain matters of Delaware law relating to Hartford Life Capital II and the preferred securities will be passed upon for Hartford Life Capital II and Hartford Life by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of the junior subordinated debt securities and the guarantee will be passed upon for us by Christine H. Repasy, our General Counsel, and by Debevoise & Plimpton, New York, New York, and for the underwriters by Sullivan & Cromwell, New York, New York. Certain United States federal income taxation matters will be passed upon for us by Debevoise & Plimpton, New York, New York. This statement supersedes the "Legal Opinions" section in the accompanying prospectus.

                                    EXPERTS

     The audited consolidated financial statements and schedules of Hartford Life, Inc. and subsidiaries incorporated by reference in this prospectus supplement and accompanying prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. This statement supersedes the section entitled "Experts" in the accompanying prospectus.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus supplement and the accompanying prospectus, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon Hartford Life. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on Hartford Life will be those anticipated by management. Actual results could differ materially from those expected by Hartford Life, depending on the outcome of various factors. These factors include:

     - the possibility of general economic and business conditions that are less favorable than anticipated, including the possibility of less favorable conditions than anticipated for the financing of the FFG acquisition;

     - less success in integrating the operations of FFG than anticipated;

     - changes in interest rates or the stock markets;

     - stronger than anticipated competitive activity;

     - unfavorable legislative developments; and

     - other factors described in the forward-looking statements in this prospectus supplement and the accompanying prospectus.

PROSPECTUS
                              HARTFORD LIFE, INC.
                                DEBT SECURITIES
                                PREFERRED STOCK
                              CLASS A COMMON STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                            HARTFORD LIFE CAPITAL I
                            HARTFORD LIFE CAPITAL II
                           HARTFORD LIFE CAPITAL III
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                              HARTFORD LIFE, INC.
[HARTFORD LOGO]
HARTFORD LIFE

    Hartford Life, Inc., a Delaware corporation ("Hartford Life"), may from time to time offer together or separately its (a) debt securities, in one or more series, which may be either Senior Debt Securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities", including the Junior Subordinated Debt Securities (as defined below) and, together with the Senior Debt Securities, the "Debt Securities") consisting of debentures, notes or other evidences of indebtedness, (b) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), which may be issued in the form of Depositary Shares (as defined herein) evidenced by Depositary Receipts (as defined herein), (c) shares of its Class A common stock, par value $.01 per share (the "Class A Common Stock"), (d) warrants to purchase any of the foregoing Debt Securities, Preferred Stock or Class A Common Stock which may be designated by Hartford Life at the time of the offering thereof (the "Warrants"), (e) Stock Purchase Contracts (the "Stock Purchase Contracts") to purchase Preferred Stock or Class A Common Stock, (f) Stock Purchase Units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities, preferred securities of a Trust (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Preferred Stock or Class A Common Stock under the Stock Purchase Contract, and (g) junior subordinated deferrable interest debentures, in one or more series (the "Junior Subordinated Debt Securities"), in each case in amounts, at prices and on terms to be determined at the time or times of offering.

    Hartford Life Capital I, Hartford Life Capital II and Hartford Life Capital III, each a trust created under the laws of the State of Delaware (each, a "Trust" and collectively, the "Trusts"), may severally offer, from time to time, its respective preferred securities, which may be designated as preferred securities or capital securities representing preferred undivided beneficial interests in the assets of each of the Trusts (the "Preferred Securities"). The Debt Securities, Preferred Stock, Class A Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Junior Subordinated Debt Securities and Preferred Securities are referred to herein collectively as the "Offered Securities". The aggregate initial public offering price of the securities to be offered by this Prospectus shall not exceed $1,000,000,000.

    Hartford Life will be the owner of the common securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities") of each Trust. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds of the Trusts, are irrevocably guaranteed by Hartford Life to the extent described herein (the "Guarantees"). See "Description of Guarantee". The obligations of Hartford Life under the Guarantees will rank subordinate and junior in right of payment to all other liabilities of Hartford Life and pari passu with the most senior preferred or preference stock now or hereafter issued by Hartford Life and with any guarantee now or hereafter entered into by Hartford Life in respect of any preferred or preference stock of Hartford Life. Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities") with terms corresponding to the terms of such Preferred Securities. The Corresponding Junior Subordinated Debt Securities will be the sole assets of each Trust and payments thereunder will be the only revenue of each Trust. To the extent set forth in the accompanying Prospectus Supplement, Hartford Life may redeem the Corresponding Junior Subordinated Debt Securities and
                                                        (continued on next page)
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS JUNE 24, 1998.

                                                  (Continued from previous page)

cause the redemption of the Trust Securities or may dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of Preferred Securities in liquidation of their interest in the Trust.

    Specific terms of the particular Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (a) in the case of the Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, ranking as senior or subordinated, the right of Hartford Life, if any, to defer interest payments and the maximum length of any such deferral period, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (b) in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, dividend rate (which may be fixed or variable) or method of calculating dividends, place or places where dividends will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (c) in the case of Class A Common Stock, the number of shares offered, initial public offering or purchase price, methods of distribution and other special terms, (d) in the case of Warrants, the duration, purchase price, exercise price and detachability of such Warrants and a description of the securities for which each Warrant is exercisable, (e) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share, (f) in the case of Stock Purchase Contracts, the designation and number of shares of Preferred Stock or Class A Common Stock issuable thereunder, the purchase price of the Preferred Stock or Class A Common Stock, the date or dates on which the Preferred Stock or Class A Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by Hartford Life to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (g) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities, Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, (h) in the case of the Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable interest sinking fund provisions, the right of Hartford Life, if any, to defer interest payments and the maximum length of any such deferral period, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (i) in the case of the Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, distribution rate or method of calculating such rate, the right of the related trust, if any, to defer distribution payments and the maximum length of any such deferral period, place or places where distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms.

    The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax considerations relating to the Offered Securities.

    The Debt Securities will be unsecured. Unless otherwise specified in an applicable Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of Hartford Life. The Subordinated Debt Securities and the Junior Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness (as defined herein) of Hartford Life to the extent described herein and in the applicable Prospectus Supplement relating thereto. As a non-operating holding company, substantially all of the assets of Hartford Life and its consolidated subsidiaries are owned by such subsidiaries and Hartford Life relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal, interest and related expenses on its outstanding debt obligations. Accordingly, the Debt Securities and Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of Hartford Life's subsidiaries, including liabilities under contracts of insurance and annuities written by Hartford Life's insurance subsidiaries, and holders thereof should look only to the assets of Hartford Life for payments of interest and principal and premium, if any.

    Hartford Life's Class A Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "HLI".

    The Offered Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Offered Securities will be listed on any national securities exchange. If the Offered Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for the Offered Securities.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

     No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by Hartford Life or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer to sell any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.
                            ------------------------

     State insurance holding company laws and regulations applicable to Hartford Life generally provide that no person may acquire control of Hartford Life, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of Hartford Life's common stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

                             AVAILABLE INFORMATION

     Hartford Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants such as Hartford Life that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, such reports, proxy statements and other information concerning Hartford Life can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Hartford Life has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Hartford Life and the Offered Securities, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                           FORWARD LOOKING STATEMENTS

     This Prospectus contains and incorporates by reference certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of Hartford Life. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include, among others, the following possibilities: (i) The Hartford's (as defined herein) control of Hartford Life through its beneficial ownership of approximately 95.6% of the combined voting power of all the outstanding common stock and approximately 81.4% of the economic interest in Hartford Life; (ii) Hartford Life's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of Hartford Life's subsidiaries to pay such dividends; (iii) the potential impact on Hartford Life's reported net income that could result from the adoption of certain accounting standards by the Financial Accounting Standards Board; (iv) tax law changes impacting the tax treatment of life insurance and investment products;
(v) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vi) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (vii) failure to develop multiple distribution channels in order to obtain new customers or failure to retain existing customers; (viii) inability to carry out marketing and sales plans, including, among others, changes to certain products and acceptance of the revised products in the market; (ix) loss of key executives;
(x) changes in interest rates causing a reduction of investment income or reduction in the value of Hartford Life's investment portfolio; (xi) general economic and business conditions which are less favorable than expected; (xii) unanticipated changes in industry trends and ratings assigned by nationally recognized statistical organizations; (xiii) inaccuracies in assumptions regarding future morbidity, persistency, mortality and interest rates used in calculating reserve amounts; and (xiv) failure to continue improvement of the claims management process.

                       FINANCIAL STATEMENTS OF THE TRUSTS

     No separate financial statements of any of the Trusts have been included herein. Hartford Life does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of each of the Trusts will be owned, directly or indirectly by Hartford Life, a reporting company under the Exchange Act, (ii) each of the Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities issued by Hartford Life, and (iii) Hartford Life's obligations described herein and in any accompanying Prospectus Supplement under the Declaration of each Trust, the Guarantee issued with respect to the Preferred Securities issued by that Trust, the Corresponding Junior Subordinated Debt Securities purchased by that Trust and the related Subordinated Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Securities. See "Description of Junior Subordinated Debt Securities and Corresponding Junior Subordinated Debt Securities" and "Description of Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Hartford Life with the Commission are incorporated into this Prospectus by reference:

          1. Hartford Life's Annual Report on Form 10-K for the year ended December 31, 1997; and

          2. Hartford Life's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     Each document or report filed by Hartford Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Hartford Life will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Hartford Life, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, Attention: Investor Relations Department (telephone: 860-843-7716).

                              HARTFORD LIFE, INC.

     Hartford Life is a leading insurance and financial services company that, through its consolidated subsidiaries, provides (i) annuity products such as individual variable annuities and fixed market value adjusted ("MVA") annuities, deferred compensation plan services and mutual funds for savings and retirement needs to over 1 million customers, (ii) life insurance for income protection and estate planning to approximately 500,000 customers and (iii) employee benefits products such as group life and group disability insurance for the benefit of over 15 million individuals. Hartford Life is a holding company formed in December 1996, which holds virtually all the investment products, individual life insurance and employee benefits operations of The Hartford Financial Services Group, Inc. (formerly known as ITT Hartford Group, Inc.) ("The Hartford"). Hartford Life is a direct subsidiary of Hartford Accident and Indemnity Company and an indirect subsidiary of The Hartford. The Hartford is among the largest domestic and international providers of commercial property-casualty insurance, property-casualty reinsurance and personal lines (including homeowners and auto) coverages. On December 19, 1995, ITT Industries, Inc. (formerly ITT Corporation) ("ITT") distributed all the outstanding shares of capital stock of The Hartford to ITT stockholders of record on such date (the transactions relating to such distribution are referred to herein as the "ITT Spin-Off"). As a result of the ITT Spin-Off, The Hartford became an independent publicly traded company.

     As a holding company with no significant business operations of its own, Hartford Life relies on dividends from its subsidiaries, which are primarily domiciled in the State of Connecticut, as the principal source of cash to meet its obligations, including the payment of principal of and premium, if any, and interest on debt obligations of Hartford Life, and the payment of dividends to holders of its capital stock. The payment of dividends by Connecticut-domiciled life insurers is limited under the insurance holding company laws of Connecticut, which require notice to and approval by the Connecticut Insurance Commissioner for the declaration or payment of any dividend which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or (ii) net gain from operations for the twelve-month period ending on the December 31 last preceding, in each case determined under statutory insurance accounting practices. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer's earned surplus, it requires the approval of the Connecticut Insurance Commissioner.

     Hartford Life is a Delaware corporation. Hartford Life's principal executive offices are located at 200 Hopmeadow Street, Simsbury, Connecticut 06089, and its telephone number is (860) 843-7716.

                           CERTAIN PROVISIONS OF THE
                        CERTIFICATE OF INCORPORATION AND
                            BY-LAWS OF HARTFORD LIFE

TRANSACTIONS WITH INTERESTED PARTIES

     Hartford Life's Certificate of Incorporation includes certain provisions addressing potential conflicts of interest between Hartford Life and The Hartford and regulating and defining the conduct of certain affairs of Hartford Life as they may involve The Hartford and its subsidiaries, directors and officers. The Certificate of Incorporation provides that no contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) between Hartford Life and The Hartford or any of its subsidiaries (other than Hartford Life and its subsidiaries) or between Hartford Life and any entity in which any of Hartford Life's directors has a financial interest (a "Related Entity"), or between Hartford Life and any director or officer of Hartford Life, The Hartford or any subsidiary of Hartford Life or The Hartford or any Related Entity will be void or voidable for the reason that The Hartford or any subsidiary thereof, Related Entity or any director or officer of Hartford Life, The Hartford or any subsidiary of Hartford Life or The Hartford or any Related Entity is a party thereto, or because any such director or officer is present at, participates in or votes at a meeting of the Board of Directors or a committee thereof which authorizes such contract, agreements, arrangement or transaction (or amendment, modification or termination thereof), if:

          (i) the material facts as to such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the Board of Directors or the committee thereof that authorizes such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) and the Board of Directors or such committee in good faith authorizes, approves or ratifies such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) by the affirmative vote of a majority of the Disinterested Directors (as defined below), even though the number of Disinterested Directors voting may be less than a quorum;

          (ii) the material facts as to such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the holders of Common Stock entitled to vote thereon, and the contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is specifically approved or ratified in good faith by a majority of the votes entitled to be cast by all then outstanding shares of Common Stock present in person or represented by proxy and not owned by The Hartford or any subsidiary thereof or a Related Entity, as the case may be; or

          (iii) such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is fair to Hartford Life at the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of Hartford Life.

     For purposes hereof, "Disinterested Directors" means the directors of Hartford Life who are not (i) officers of either Hartford Life or The Hartford or any of their respective subsidiaries or (ii) directors of The Hartford or any subsidiary thereof (other than Hartford Life).

CORPORATE OPPORTUNITIES

     The Certificate of Incorporation further provides that, subject to any contract to which Hartford Life is a party and subject to applicable law, The Hartford or any subsidiary thereof (other than Hartford Life and any subsidiary thereof) will have the right to: (i) engage in the same or similar business activities or lines of business as Hartford Life or any subsidiary thereof; (ii) do business with any client or customer of Hartford Life or any subsidiary thereof; and (iii) employ or otherwise engage any officer or employee of Hartford Life or any subsidiary thereof. In addition, in the event that The Hartford or any of its subsidiaries (other than Hartford Life and its subsidiaries) or Hartford Life or any of its subsidiaries acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both The Hartford and Hartford Life, such person shall have no duty, other than pursuant to the laws of the State of Delaware, to communicate or present such corporate opportunity to Hartford Life or The Hartford, as applicable.

CERTAIN AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

     Until The Hartford ceases to beneficially own, directly or indirectly, more than 20% of the number of outstanding shares of Common Stock, the Certificate of Incorporation requires the affirmative vote of the holders of 80% or more of the combined voting power of the Common Stock then outstanding, voting together as a single class, to alter, amend or repeal, or adopt any provision of the Certificate of Incorporation which is inconsistent with, any provision of the Certificate of Incorporation (whether directly or indirectly through any merger of Hartford Life with any other entity) relating to transactions with interested parties and corporate opportunities (each as described above), as well as the provision requiring such 80% vote to effect such an alteration, amendment, repeal or adoption. Thereafter, under the General Corporation Law of the State of Delaware (the "DGCL"), an affirmative vote of 50% or more of the combined voting power of the Common Stock then outstanding would be required to effect such an alteration, amendment, repeal or adoption. Accordingly, so long as The Hartford beneficially owns more than 20% of the number of outstanding shares of Common Stock, it can prevent any such alteration, amendment, repeal or adoption.

     In addition, the Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the combined voting power of all the then outstanding shares of Common Stock, voting together as a single class, to alter, amend or repeal, or adopt any provision of the Certificate of Incorporation (whether directly or indirectly through any merger of Hartford Life with any other entity) which is inconsistent with, any provision of the Certificate of Incorporation relating to the classification of the Board of Directors, the filling of vacancies on the Board of Directors, the prohibition on the taking of actions by stockholders by written consent in lieu of a meeting and the calling of a special meeting of stockholders, as well as the provision requiring such an 80% vote to effect such an alteration, amendment, repeal or adoption.

POTENTIAL LIMITS ON CHANGE OF CONTROL

     Certain provisions of the Certificate of Incorporation and By-laws may delay, defer or prevent a tender offer, proxy contest or other takeover attempt involving Hartford Life. It is believed that such provisions will enable Hartford Life to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of Hartford Life and its stockholders. In addition, these provisions also are intended to ensure that the Board of Directors will have sufficient time to act in what the Board of Directors believes to be in the best interests of Hartford Life and its stockholders. However, such provisions could have the effect of making it more difficult for a third party to undertake, or discouraging a third party from undertaking, an unsolicited takeover bid or otherwise attempting to obtain control of Hartford Life or the Board of Directors, although such proposals, if made, might be considered desirable by a majority of Hartford Life's stockholders. Such provisions also may have the effect of making it more difficult for third parties to cause the replacement of the current management of Hartford Life without the concurrence of the Board of Directors. These provisions include (i) the availability of shares of Preferred Stock for issuance from time to time, and with such voting rights and other designations as may be determined, at the discretion of the Board of Directors; (ii) prohibitions against stockholders calling a special meeting of stockholders or acting by written consent in lieu of a meeting; (iii) the classification of the Board of Directors into three classes, each of which will serve for different three-year periods; (iv) a requirement, pursuant to Section 141 of the DGCL, that, due to the classification of the Board of Directors, directors of Hartford Life may only be removed for cause; (v) a requirement that certain provisions of the Certificate of Incorporation may be amended only with the approval of the holders of at least 80% of the combined voting power of the Common Stock then outstanding; (vi) requirements for advance notice for raising business or making nominations at stockholders' meetings; and (vii) the ability of the Board of Directors to increase the size of the board and to appoint directors to fill newly created directorships. The Hartford, as owner of more than 80% of the combined voting power of all classes of voting stock, could sell or otherwise dispose of a substantial portion of its holdings and still be able to block any tender offer, proxy contest or other takeover attempt by any third party and certain other material transactions and matters.

LIMITATION ON LIABILITY

     To the fullest extent permitted by applicable law as then in effect, no director of Hartford Life shall be personally liable to Hartford Life or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Hartford Life or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

     While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation should have no effect on the availability of equitable remedies such as an injunction or recession based on a director's breach of his or her duty of care and does not eliminate or limit a director's liability arising in connection with causes of action brought under the federal securities laws. This provision, however, may discourage or deter stockholders or management from bringing a lawsuit against a director for a breach of his or her fiduciary duty, though such an action, if successful, might otherwise have benefited Hartford Life and its stockholders.

     The By-laws provide that Hartford Life, to the fullest extent permitted by applicable law as then in effect, will indemnify any person who was or is involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, by reason of the fact that such person was or is a director, officer, employee or agent of Hartford Life or was or is serving at the request of Hartford Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such investigation, claim, action, suit or proceeding. To receive such indemnification under the DGCL as currently in effect, such a person must have been successful in such investigation, claim, action, suit or proceeding or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Hartford Life.

DELAWARE STATUTE

     Hartford Life is a Delaware corporation subject to Section 203 of the DGCL.
Section 203 provides that, subject to certain exceptions specified therein, a corporation may not engage in any business combination, including mergers or consolidations or acquisitions of assets or additional shares of the corporation, with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder unless
(i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in
Section 203 of the DGCL, an "interested stockholder" is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the relevant date and (y) the affiliates and associates of any such person. Under certain circumstances,
Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for the above-referenced three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. By virtue of its beneficial ownership of the Class B Common Stock, The Hartford is in a position to elect to exclude Hartford Life from the restrictions under Section 203 of the DGCL, although it currently has no intention to do so.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     Although the Certificate of Incorporation and By-laws of Hartford Life do not contain any provision restricting ownership as a result of the application of various state insurance laws, such laws will be a significant deterrent to any person interested in acquiring control of Hartford Life. The insurance holding company laws of each of the jurisdictions in which Hartford Life's insurance subsidiaries are incorporated or commercially domiciled (as well as state corporation laws) govern any acquisition of control of such insurance subsidiaries or of Hartford Life. In general, such laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless such person or entity has received the prior approval of the insurance regulatory authorities. Such acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of Hartford Life's outstanding Common Stock unless the applicable insurance regulatory authorities determine otherwise.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of June 3, 1998, executed by Hartford Life, as sponsor (the "Sponsor") of such Trust, and the trustees of such Trust named therein (as described below), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 4, 1998. Each declaration will be amended and restated in its entirety (as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities of a Trust, the purchasers thereof will own all of the Preferred Securities for that Trust. Hartford Life will, directly or indirectly, acquire the Common Securities in aggregate liquidation amount equal to 3% of the total capitalization of each Trust. The Trusts exist for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trusts, (ii) investing the gross proceeds of the Trust Securities in the Corresponding Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto.

     Each Trust has a term of approximately 55 years but may dissolve earlier, as provided in the Declaration. Each Trust's business and affairs are conducted by its trustees, each appointed by Hartford Life as holder of the Common Securities. Pursuant to each Declaration, the number of trustees of each Trust will be four: Wilmington Trust Company, a Delaware banking corporation with its principal place of business in the State of Delaware, as the Delaware trustee (the "Delaware Trustee") and as institutional trustee (the "Institutional Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Delaware Trustee and the Institutional Trustee, the "Hartford Life Capital Trustees") who are employees or officers of, or who are affiliated with, Hartford Life. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. Wilmington Trust Company will also act as Trust Indenture Act trustee (the "Guarantee Trustee") under the Guarantee, and as Trust Indenture Act trustee (the "Subordinated Indenture Trustee") under the Subordinated Indenture pursuant to which the Corresponding Junior Subordinated Debt Securities are issued. See "Description of Guarantee" and "Description of Debt Securities."

     The Institutional Trustee will hold title to the Corresponding Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Subordinated Indenture. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. Hartford Life, as the direct or indirect holder of all the Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Hartford Life Capital Trustee and to increase or decrease the number of Hartford Life Capital Trustees. Hartford Life will pay all fees and expenses related to the Trusts and the offering of the Trust Securities.

     The principal place of business of each Trust shall be c/o Hartford Life, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, and its telephone number is (860) 843-7716.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, Hartford Life intends to use the net proceeds from the sale of Debt Securities, Preferred Stock, Class A Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Junior Subordinated Debt Securities for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions, refinancing of debt, including outstanding commercial paper and other short term bank indebtedness, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement; and each Trust will use the net proceeds from the sale of its Preferred Securities to invest in Corresponding Junior Subordinated Debt Securities of Hartford Life. A more detailed description of the use of proceeds of any specific offering of Offered Securities will be set forth in the Prospectus Supplement pertaining to such offering.

                      RATIOS OF EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and Preferred Stock dividends for Hartford Life and its consolidated subsidiaries for the periods indicated:

                                                                                        FOR THE
                                                                                         THREE
                                                                                         MONTHS
                                                                                         ENDED
                                                FOR THE YEAR ENDED DECEMBER 31,        MARCH 31,
                                              ------------------------------------    ------------
                                              1993    1994    1995    1996    1997    1997    1998
                                              ----    ----    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges..........  7.1     7.0     6.3     1.5     8.2     6.5     9.6
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends.............  7.1     7.0     6.3     1.5     8.2     6.5     9.6

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense and an imputed interest component for rental expense. There were no shares of Preferred Stock outstanding during the periods included above.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities offered hereby are to be issued in one or more series under the Senior Indenture, dated as of May 19, 1997, as supplemented from time to time (as so supplemented, the "Senior Indenture"), between Hartford Life and Citibank, N.A., as trustee (the "Senior Indenture Trustee"). The Subordinated Debt Securities offered hereby are to be issued in one or more series under a Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), to be entered into between Hartford Life and Wilmington Trust Company (the "Subordinated Indenture Trustee" and, together with the Senior Indenture Trustee, the "Indenture Trustees"). Copies of the Senior Indenture and the form of Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time) and the Trust Indenture Act. Whenever particular sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of Hartford Life. The Senior Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated obligations of Hartford Life. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Indebtedness (as defined below) of Hartford Life. See "-- Subordination under the Subordinated Indenture." The Indentures are substantially identical except for the provisions contained in the Subordinated Indenture relating to subordination and certain covenants contained in the Senior Indenture only, including the limitation on incurring certain liens. As a holding company with no significant business operations of its own, most of the operating assets of Hartford Life and its consolidated subsidiaries are owned by such subsidiaries and Hartford Life relies on dividends from such Subsidiaries to meet its obligations for payment of principal of and premium, if any, and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of Hartford Life's Subsidiaries, and holders of Debt Securities should look only to the assets of Hartford Life for payments on the Debt Securities. The payment of dividends by Hartford Life's insurance company subsidiaries, is limited under the insurance holding company laws of the states in which such subsidiaries are incorporated or commercially domiciled. The Indentures do not limit the aggregate amount of Debt Securities that may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of secured or other unsecured debt of Hartford Life, whether under either of the Indentures, any other indenture that Hartford Life may enter into in the future or otherwise. See "-- Subordination under the Subordinated Indenture" and the Prospectus Supplement relating to any offering of Subordinated Debt Securities.

     The Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Senior Indenture or the Subordinated Indenture, as the case may be, or a resolution of Hartford Life's Board of Directors or a committee thereof and set forth in an Officer's Certificate.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities: (1) the title of the Debt Securities and the classification as senior or subordinated; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, at which the Debt Securities shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of Hartford Life to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under

"Payment and Paying Agents," the principal of and premium, if any, and interest on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Hartford Life in respect of the Debt Securities and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of Hartford Life; (7) the obligation or the right, if any, of Hartford Life to redeem, purchase or repay the Debt Securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of and premium, if any, and interest, if any, on the Debt Securities shall be payable, or in which the Debt Securities shall be denominated; (10) any additions, modifications or deletions, in the Events of Default or covenants of Hartford Life specified in the Indenture with respect to the Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Debt Securities that shall be payable upon declaration or acceleration of the Maturity thereof;
(12) any additions or changes to the Indenture with respect to a series of Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Debt Securities and the manner in which such amounts will be determined; (14) the issuance of a temporary Global Security representing all of the Debt Securities of such series and exchange of such temporary Global Security for definitive Debt Securities of such series; (15) subject to the terms described under "Global Debt Securities," whether the Debt Securities of the Series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) in the case of the Subordinated Indenture, the relative degree, if any, to which such Debt Securities of the series shall be senior to or be subordinated to other series of such Debt Securities in right of payment, whether such other series of Debt Securities are outstanding; and (18) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. (Section 3.01.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations if applicable to any Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section 3.02.) Debt Securities of any series will be exchangeable for other Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and otherwise having the same terms. (Section 3.05.)

     Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar or at the office of any transfer agent designated by Hartford Life for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Hartford Life will appoint the Indenture Trustees as Securities Registrars under the Indentures. (Section 3.05) If a Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by Hartford Life with respect to any series of Debt Securities, Hartford Life may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Hartford Life maintains a transfer agent in each Place of Payment for such series. Hartford Life may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.02.)

     In the event of any redemption, neither Hartford Life nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debt Securities so selected for redemption, except, in the case of any Debt Securities being redeemed in part, any portion thereof not to be redeemed. (Section 3.05.)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Hartford Life anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Debt Security, and the deposit of such Global Debt Security with or on behalf of the Depositary, the Depositary for such Global Debt Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by Hartford Life if such Debt Securities are offered and sold directly by Hartford Life. Ownership of beneficial interests in a Global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

     So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Debt Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indentures governing such Debt Securities.

     Payments of principal of and premium, if any, and interest on individual Debt Securities represented by a Global Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Debt Security representing such Debt Securities. None of Hartford Life, the Indenture Trustee for such Debt Securities, any Paying Agent, or the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Hartford Life expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debt Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debt Security for such Debt Securities as shown on the records of such Depositary or its nominee. Hartford Life also expects that payments by Participants to owners of beneficial interests in such Global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by Hartford Life within 90 days, Hartford Life will issue individual Debt Securities of such series in exchange for the Global Debt Security representing such series of Debt Securities. In addition, Hartford Life may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Debt Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Debt Security or Global Debt Securities representing such series of Debt Securities. Further, if Hartford Life so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Debt Security representing Debt Securities of such series may, on terms acceptable to Hartford Life, the Indenture Trustee and the Depositary for such Global Debt Security, as described in the applicable Prospectus Supplement, receive individual Debt Securities of such series in exchange for such beneficial interests in a Global Debt Security. In any such instance, an owner of a beneficial interest in a Global Debt Security will be entitled to physical delivery of Individual Debt Securities of the series represented by such Global Debt Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by Hartford Life in an indenture supplemental to the relevant Indenture, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, and any interest on Debt Securities will be made at the office of the Indenture Trustee for such Debt Securities in the City of New York, or at an office in a place of payment of such Paying Agent or Paying Agents as Hartford Life may designate from time to time in an applicable Prospectus Supplement, as well as such additional methods of payment as may be specified in an applicable Prospectus Supplement. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. Hartford Life may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, Hartford Life will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities. (Sections 3.01, 3.07 and 10.02.)

     Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by Hartford Life in trust, for the payment of the principal of and premium, if any, or interest on any Debt Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall (unless otherwise required by applicable law), at the request of Hartford Life, be repaid to Hartford Life or be discharged from such trust and the Holder of such Debt Security shall thereafter look, as a general unsecured creditor, only to Hartford Life for payment thereof. (Section 10.03.)

REDEMPTION

     Unless otherwise indicated in an applicable Prospectus Supplement, Debt Securities will not be subject to any sinking fund and will not be redeemable prior to their Stated Maturity.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indentures provide that Hartford Life shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (as defined), and no Person shall consolidate with or merge into Hartford Life or convey, transfer or lease its properties and assets substantially as an entirety to Hartford Life, unless
(i) in case Hartford Life consolidates with or merges into another corporation or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and such successor corporation expressly assumes Hartford Life's obligations on the Debt Securities issued under the related Indenture; (ii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Indentures are met. (Sections 8.01 and 8.02.)

LIMITATIONS UPON LIENS

     The Senior Indenture provides that Hartford Life will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a Lien (as defined) upon any Principal Property of Hartford Life or any Restricted Subsidiary or on any shares of stock of any Restricted Subsidiary (whether such Principal Property or shares of stock are now owned or hereafter acquired) without in any such case effectively providing that the Senior Debt Securities of any series Outstanding (as defined) which are entitled to the benefits of such provision of the Senior Indenture (together with, if Hartford Life shall so determine, any other indebtedness of or indebtedness guaranteed by Hartford Life or such Restricted Subsidiary entitled thereto, subject to applicable priority of payment) shall be secured equally and ratably with or prior to such indebtedness, except that the foregoing restriction shall not apply to (i) Liens on property or shares of stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Liens on property existing at the time of acquisition thereof, or Liens on property which secure the payment of the purchase price of such property, or Liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of such property or the construction of such property (including improvements to existing property), which indebtedness is incurred or guaranteed within 180 days after the latest of such acquisition or completion of such construction or commencement of operation of such property; (iii) Liens securing indebtedness owing by any Restricted Subsidiary to Hartford Life or a wholly owned Restricted Subsidiary; (iv) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with Hartford Life or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other Person as an entirety or substantially as an entirety by Hartford Life or a Restricted Subsidiary; (v) Liens on property of Hartford Life or a Restricted Subsidiary in favor of the United States of America or any State thereof or any agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of such property; and (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to
(v), inclusive. Notwithstanding the above, Hartford Life and one or more Restricted Subsidiaries may, without securing the Senior Debt Securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto, the aggregate amount of such indebtedness issued pursuant to such exception at such time does not exceed 10% of Consolidated Net Tangible Assets. In computing the aggregate amount of indebtedness outstanding for purposes of the foregoing sentence, there shall not be included in the calculation any indebtedness issued, assumed or guaranteed pursuant to clauses (i) through (vi) above. (Section 10.08 of the Senior Indenture.)

  Certain Definitions

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and
(ii) all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Hartford Life and its consolidated Subsidiaries ("Subsidiary" being defined as any corporation where more than 50% of its voting stock is owned by Hartford Life or by another Subsidiary) and prepared in accordance with generally accepted accounting principles. (Section 1.01 of the Senior Indenture.)

     "Principal Property" means all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, which would be reflected on a consolidated balance sheet of Hartford Life and its Subsidiaries prepared in accordance with generally accepted accounting principles, excluding all such tangible property located outside the United States of America and excluding any such property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not material to Hartford Life and its consolidated Subsidiaries taken as a whole. (Section 1.01 of the Senior Indenture.)

     "Restricted Subsidiary" is defined as any Subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in the property casualty or life insurance business; provided, however, that no Subsidiary shall be a Restricted Subsidiary (i) if the total assets of such Subsidiary are less than 10% of the total assets of Hartford Life and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and Hartford Life and its consolidated Subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or (ii) if in the judgment of the Board of Directors, as evidenced by a Board Resolution, such Subsidiary is not material to the financial condition of Hartford Life and its Subsidiaries taken as a whole. (Section 1.01.) As of the date of this Prospectus, the Subsidiaries of Hartford Life which meet the definition of Restricted Subsidiaries are the following: Hartford Life Insurance Company, Hartford Life & Accident Insurance Company and Hartford Life and Annuity Insurance Company.

MODIFICATION AND WAIVER

     Modification and amendments of each Indenture may be made by Hartford Life and the Indenture Trustee without the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Outstanding Debt Security; (ii) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, or the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity of, any Outstanding Debt Security; (iii) change the Place of Payment, or the coin or currency in which any Outstanding Debt Security or the interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Debt Security after the Stated Maturity; or (v) change the provisions of the Indentures relating to amendments of the Indentures requiring the consent of the affected Holders for waiver of compliance with certain provisions of the Indentures or waiver of past defaults, except to increase the percentage of the Holders whose consent is required. (Section 9.02.)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may on behalf of the Holders of all Debt Securities of that series waive, insofar as the series is concerned, compliance by Hartford Life with certain restrictive covenants of the relevant Indenture. (Section
10.09 of the Senior Indenture; Section 10.08 of the Subordinated Indenture.) Except in certain circumstances under the Subordinated Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of that series waive any past default under the relevant Indenture with respect to that series of Debt Securities, except a default in the payment of the principal of, or any interest on, any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 5.13.)

EVENTS OF DEFAULT

     Each Indenture provides that the following shall constitute Events of Default with respect to any series of Debt Securities: (i) default for 30 days in the payment of any interest when due; (ii) default in the payment of principal or premium, if any, at Maturity; (iii) default in the performance of any other covenant or warranty in the relevant Indenture for 60 days in the case of the Senior Indenture and 90 days in the case of the Subordinated Indenture after written notice thereof; (iv) certain events in bankruptcy, insolvency or reorganization; (v) with respect to Senior Debt Securities only, acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which acceleration or default shall not have been rescinded or annulled within 30 days after notice; or (vi) any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued. (Section 5.01.) Hartford Life is required to furnish the Indenture Trustees annually with a statement as to the fulfillment by Hartford Life of its obligations under the Indenture. (Section 10.06.) Each Indenture provides that the Indenture Trustee may withhold notice to the Holders of the Debt Securities of any default (except in respect of the payment of principal or interest on the Debt Securities) if it considers it in the interest of the Holders to do so. (Section 6.02.)

     If an Event of Default with respect to Outstanding Debt Securities of any series occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 10% in the case of the Senior Indenture and 25% in the case of the Subordinated Indenture in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to Hartford Life (and to the Indenture Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such declaration. (Section 5.02.)

     Subject to the provisions of the Indentures relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity and satisfied certain other conditions. (Section 6.03.) Subject to such provisions for the security or indemnification of the Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for, and remedy available to, the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Debt Securities of that series. (Section 5.12.)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the

Indenture Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and, within 60 days following the receipt of such notice, the Indenture Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, and the Indenture Trustee shall have failed to institute such proceeding. (Section 5.07.) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of and premium, if any, and subject to Section 3.07, interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute a suit for the enforcement of any such payment. (Section 5.08.)

SATISFACTION AND DISCHARGE OF THE INDENTURES

     Each Indenture provides that when, among other things, all Debt Securities not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year and Hartford Life deposits or causes to be deposited with the Indenture Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Debt Securities not previously delivered to the Indenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to certain surviving rights of the Holders, the rights and obligations of the Indenture Trustee and Hartford Life's obligations to the Indenture Trustee to pay all other sums due pursuant to the Indenture and to provide the Officers' Certificates and Opinions of Counsel described therein), and Hartford Life will be deemed to have satisfied and discharged the Indenture. (Section 4.01.)

DEFEASANCE

     Except as may otherwise be provided in the applicable Prospectus Supplement with respect to the Debt Securities of any series, each Indenture provides that Hartford Life shall be deemed to have paid and discharged the entire indebtedness on all the Debt Securities of a series at any time prior to the Stated Maturity or redemption thereof when (i) Hartford Life has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust, either
(a) sufficient funds to pay and discharge the entire indebtedness on the Debt Securities of such series for the principal and premium, if any, and interest to the Stated Maturity or any redemption date or (b) such amount of Government Obligations (as defined) as will, in the written opinion of independent public accountants delivered to the Indenture Trustee, together with predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge when due the entire indebtedness on the Debt Securities of such series for principal and premium, if any, and interest to the Stated Maturity or any redemption date, (ii) Hartford Life has paid or caused to be paid all other sums payable with respect to the Debt Securities of such series, (iii) Hartford Life has delivered to the Indenture Trustee an officer's certificate and an opinion of counsel to the effect that
(a) Hartford Life has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the applicable Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion confirms that, the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and such opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service, (iv) Hartford Life has delivered to the Indenture Trustee an opinion of counsel that neither Hartford Life nor the trust held by such Indenture Trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and (v) Hartford Life has delivered to the Indenture Trustee such other Officer's Certificates and Opinions of Counsel as may be required by the Indenture, each stating that all conditions precedent provided for therein relating to the satisfaction and discharge of the entire indebtedness on all Debt Securities of such series have been complied with. (Section 4.03.)

     With respect to the Subordinated Indenture, in order to be discharged as described above, no default in the payment of principal of or premium, if any, or interest on any Senior Indebtedness shall have occurred and be continuing or no other Event of Default with respect to the Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date it would have become due and payable.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the Subordinated Indenture, Hartford Life has covenanted and agreed that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Hartford Life, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Indebtedness before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of or premium, if any, or interest, if any, on the Subordinated Debt Securities.

     No payments on account of principal or premium, if any, or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or any event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" means, with respect to Hartford Life, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of Hartford Life for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Hartford Life;
(ii) all capital lease obligations of Hartford Life; (iii) all obligations of Hartford Life issued or assumed as the deferred purchase price of property, all conditional sale obligations of Hartford Life and all obligations of Hartford Life under any conditional sale or title retention agreement (but excluding trade accounts payable and accrued liabilities in the ordinary course of business); (iv) all obligations, contingent or otherwise, of Hartford Life in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions; (v) all obligations in respect of interest rate swap, cap, floor, collar or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which Hartford Life is responsible or liable as obligor, guarantor or otherwise; and
(vii) all obligations of the type referred in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of Hartford Life (whether or not such obligation is assumed by Hartford Life), except for (1) any such indebtedness that is by its terms subordinated or pari passu with the Subordinated Debt Securities and (2) any indebtedness between or among Hartford Life or its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any Hartford Life subsidiary trust or trustee of such trust (including but not limited to the Trusts) and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with Hartford Life that is a financing vehicle of Hartford Life (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities.

     Hartford Life is a holding company with no significant business operations of its own, and most of the assets of Hartford Life are owned by its Subsidiaries. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of Hartford Life's Subsidiaries, including liabilities under contracts of insurance and annuities written by Hartford Life's insurance subsidiaries. Holders of Debt Securities should look only to the assets of Hartford Life for payments of interest and principal and premium, if any.

     The Subordinated Indenture will place no limitation on the amount of additional Senior Indebtedness that may be incurred by Hartford Life. Hartford Life expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws). (Section 1.12.)

CONCERNING THE INDENTURE TRUSTEES

     Each of the Indenture Trustees acts as depository for funds of, makes loans to, and performs other services for, Hartford Life and its subsidiaries in the normal course of business.

     The Indenture Trustees shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustees are under no obligation to exercise any of the powers vested in it by the Indentures at the request of any holder of Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Each of the Indenture Trustees is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of Hartford Life consists of 600,000,000 shares of Class A Common Stock, par value $.01 per share and, 600,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), and 50,000,000 shares of Preferred Stock. As of March 31, 1998, there were 26,028,242 shares of Class A Common Stock outstanding and 114,000,000 are reserved for issuance upon conversion of Class B Common Stock into Class A Common Stock. The 114,000,000 shares of Class B Common Stock outstanding are held by The Hartford or one of its directly or indirectly wholly owned subsidiaries. No shares of Preferred Stock are outstanding. A description of various provisions of Hartford Life's Certificate of Incorporation and By-laws affecting the rights of the Class A Common Stock, Class B Common stock and Preferred Stock is set forth below. This description is intended as a summary and is qualified in its entirety by reference to the form of Hartford Life's Certificate of Incorporation and By-Laws filed as exhibits to the Registration Statement of which this Prospectus forms a part.

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

  Dividends

     Holders of Class A Common Stock and Class B Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding Preferred Stock. Cash dividends may be declared and paid to the holders of Class A Common Stock only if at such time cash dividends in the same amount per share are declared and paid to the holders of Class B Common Stock, and vice versa. Dividends payable other than in cash or Class A Common Stock (or in rights, options, warrants or securities convertible into or exchangeable for Class A Common Stock) will be declared and paid to holders of Class A Common Stock and Class B Common Stock on a pro rata per share basis. Dividends, consisting of shares of Common Stock, or of rights, options, warrants or other securities convertible into or exchangeable for such shares, may be declared and paid only as follows: (i) shares of Class A Common Stock, or any rights, options, warrants or securities convertible into or exchangeable for Class A Common Stock, may be declared and paid only to holders of shares of Class A Common Stock, and shares of Class B Common Stock, or any rights, options, warrants or securities convertible into or exchangeable for Class B Common Stock, may be declared and paid only to holders of Class B Common Stock and (ii) such shares, or such rights, options, warrants or securities convertible into or exchangeable for such shares, will be declared and paid proportionately with respect to each outstanding share of a Class A Common Stock and Class B Common Stock. Hartford Life may not reclassify, subdivide or combine the shares of either class of Common Stock without at the same time proportionately reclassifying, subdividing or combining the shares of the other class.

  Voting Rights

     Holders of Class A Common Stock and Class B Common Stock generally have identical voting rights and vote together (and not as separate classes), except that holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to five votes per share and the shares of Class B Common Stock maintain certain conversion rights and transfer restrictions as described below. Except as required by law, all matters to be voted on by stockholders must be approved by a majority (or, in the case of the election of directors, by a plurality) of the shares present in person or by proxy by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, subject to any voting rights granted to holders of any Preferred Stock. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to the Certificate of Incorporation (including any such amendment to increase or decrease the authorized shares of any class) must be approved by a majority of the votes entitled to be cast in person or by proxy by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, except that certain provisions of the Certificate of Incorporation may be amended only with the approval of the holders of at least 80% of the combined voting power of the Common Stock then outstanding. See "Certain Provisions of the Certificate of Incorporation and By-laws of Hartford Life -- Corporate Opportunities." However, amendments to the Certificate of Incorporation that would change the powers, preferences and relative participating, optional or other special rights of the Class A Common Stock or the Class B Common Stock also must be approved by a majority of the outstanding shares of such class voting as a separate class. The superior voting rights of the Class B Common Stock may discourage unsolicited tender offers and merger proposals.

  Conversion

     Each share of Class B Common Stock is convertible at any time by the holder thereof or a Class B Transferee (as defined below), if any, at the option of such holder, into one share of Class A Common Stock, except as provided herein. Subject to the exceptions described in the following sentence, upon any sale or transfer of shares of Class B Common Stock, such that any person or persons other than the holder thereof or any of its affiliates (within the meaning of the rules and regulations under the Exchange Act), including a Class B Transferee (as defined below), will have beneficial ownership thereof, such shares will automatically convert into an equal number of shares of Class A Common Stock (with the same rights and restrictions as shares of Class A Common Stock generally). However, if shares of Class B Common Stock representing 50% or more of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) are transferred by the holder thereof in a single transaction, or series of related transactions, to any person or persons not affiliated with such transferor (a "Class B Transferee"), such shares of Class B Common Stock so transferred will not automatically convert into shares of Class A Common Stock upon such transfer. Each share of Class B Common Stock retained by such transferor following any such transfer will automatically convert into a share of Class A Common Stock upon such transfer. In addition, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock on the date on which the number of shares of Class B Common Stock then outstanding is less than 50% of the aggregate number of shares of Common Stock then outstanding.

     The provisions of Hartford Life's Certificate of Incorporation described above under "Conversion" are generally designed so that, were The Hartford to reduce its ownership of the Class B Common Stock to shares of Common Stock representing less than 50% of the economic interest in Hartford Life represented by Common Stock, all shares of Class B Common Stock will be automatically converted into Class A Common Stock, thereby resulting in all holders of Common Stock having identical voting rights. However, The Hartford (and any subsequent Class B Transferee) is permitted to transfer shares of Class B Common Stock representing 50% or more of the economic interest in Hartford Life represented by Common Stock to a Class B Transferee with the effect that such Class B Transferee will succeed to ownership of the Class B Common Stock and thus control of Hartford Life.

  Other

     Upon the liquidation, dissolution or winding up of Hartford Life, whether voluntary or involuntary, and subject to the rights of the holders of the Preferred Stock, the net assets of Hartford Life available for distribution to stockholders of Hartford Life shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests and the Class B Common Stock shall rank pari passu with the Class A Common Stock as to such distribution.

     No shares of either class of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock.

     The outstanding shares of Class A Common Stock and Class B Common Stock are fully paid and non-assessable.

PREFERRED STOCK

     The authorized Preferred Stock of Hartford Life is available for issuance from time to time at the discretion of the Board of Directors without stockholder approval. The Board of Directors has the authority to prescribe for each series of the Preferred Stock it establishes the number of shares in that series, any voting, dividend and conversion rights applicable thereto and the other designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof. The issuance of Preferred Stock could be used, under certain circumstances, as a method of delaying or preventing a change of control of Hartford Life, thereby making removal of the present management of Hartford Life more difficult, and could have a detrimental effect on the rights of holders of Class A Common Stock, including loss of voting control and restrictions upon the payment of dividends and other distributions.

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of Preferred Stock that will be set forth in a Prospectus Supplement shall not purport to be complete and shall be qualified in its entirety by reference to the certificate of designation relating to such series.

DEPOSITARY SHARES

  General

     Hartford Life may, at its option, elect to offer fractional interests ("Depositary Shares") in Preferred Stock, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") to be entered into between Hartford Life and a depositary to be named by Hartford Life in a Prospectus Supplement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. Whenever particular sections of the Deposit Agreement are referred to, it is intended that such sections shall be incorporated herein by reference. Copies of the forms of Deposit Agreement and Depositary Receipt will be filed, as exhibits to a Current Report on Form 8-K incorporated herein by reference to be filed prior to any offering of Depositary Shares.

  Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Hartford Life, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

     The amount so distributed to record holders of Depositary Receipts in any of the foregoing cases will be reduced by any amount required to be withheld by Hartford Life or the Depositary on account of taxes.

  Conversion and Exchange

     If any series of Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable Prospectus Supplement relating thereto, each record holder of Depositary Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

  Redemption of Depositary Shares

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever Hartford Life redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by Hartford Life with the Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to Hartford Life after a period of two years from the date such funds are so deposited.

  Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Hartford Life will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

  Record Date

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of, or any election on the part of Hartford Life to call for the redemption of, any Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) that shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) that shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

  Withdrawal of Preferred Stock

     Upon surrender of Depositary Receipts at the principal office of the Depositary, upon payment of any unpaid amount due the Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

  Amendment and Termination of the Deposit Agreement

     The Deposit Agreement will provide that the form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between Hartford Life and the Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by Hartford Life, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to Hartford Life a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper, and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

  Charges of Depositary

     Hartford Life will pay all charges of the Depositary, including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

  Miscellaneous

     The Depositary will make available for inspection by holders of Depositary Receipts, at its Corporate Office and its New York Office, all reports and communications from Hartford Life which are delivered to the Depositary as the holder of Preferred Stock.

     Neither the Depositary nor Hartford Life will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of Hartford Life under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither Hartford Life nor the Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Hartford Life and the Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to Hartford Life notice of its election to do so, and Hartford Life may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointments. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

     Hartford Life may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), Preferred Stock, Class A Common Stock or other of its securities. Warrants may be issued independently or together with any such securities of Hartford Life and may be attached to or separate from such securities of Hartford Life. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between Hartford Life and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto. The description of the terms of the Warrants that are set forth below and that will be set forth in the applicable Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement and warrant certificate relating to such Warrants. A copy of the form of Warrant Agreement will be filed as an exhibit to a Current Report on Form 8-K incorporated herein by reference to be filed prior to any offering of Warrants.

DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the warrant certificates representing such Debt Warrants, including the following: (i) the title of such Debt Warrants; (ii) the Debt Securities of Hartford Life for which such Debt Warrants are exercisable; (iii) the aggregate number of such Debt Warrants; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price or prices at which such Debt Warrants will be issued; (v) the procedures and conditions relating to the exercise of such Debt Warrants; (vi) the designation and terms of any related Debt Securities of Hartford Life with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (vii) the date, if any, on and after which such Debt Warrants and the related securities of Hartford Life will be separately transferable; (viii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (ix) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (x) if applicable, a discussion of material United States federal income tax considerations; (xi) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants; and (xii) the terms of the securities of Hartford Life purchasable upon exercise of such Debt Warrants.

     Debt Warrant certificates may be exchanged for new Debt Warrant certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

OTHER WARRANTS

     Hartford Life may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the securities (which may include Preferred Stock or Class A Common Stock) for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the designation and terms of the Preferred Stock or Class A Common Stock with which such Warrants are issued, and the number of such Warrants issued with each such share of Preferred Stock or Class A Common Stock; (v) if applicable, the date on and after which such Warrants and the related Preferred Stock or Class A Common Stock will be separately transferable; (vi) if applicable, a discussion of material United States federal income tax considerations; and (vii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants. The applicable Prospectus Supplement will also set forth (a) the amount of securities called for by such Warrants, and if applicable, the amount of Warrants outstanding, and (b) information relating to provisions, if any, for a change in the exercise price or the expiration date of such Warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of their Warrants for shares of Preferred Stock or Class A

Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Class A Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Class A Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase for cash such principal amount or such number of securities of Hartford Life at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby at any time up to the close of business on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date (or such later expiration date as may be extended by Hartford
Life), unexercised Warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, Hartford Life will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     Hartford Life may issue Stock Purchase Contracts, including contracts obligating holders to purchase from Hartford Life, and Hartford Life to sell to the holders, a specified number of shares of Class A Common Stock or Preferred Stock at a future date or dates. The price per share of Preferred Stock or Class A Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Preferred Stock or the Class A Common Stock under the Purchase Contracts. The Stock Purchase Contracts may require Hartford Life to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances Hartford Life may deliver newly issued prepaid Stock Purchase Contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units. Copies of the form of Stock Purchase Contract, and, if applicable, collateral arrangements and depositary arrangements relating to such Stock Purchase Contracts will be filed as an exhibit to a Current Report on Form 8-K incorporated herein by reference to be filed prior to any offering of Stock Purchase Contracts.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
             AND CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities are to be issued in one or more series under the Subordinated Indenture, as supplemented from time to time, between Hartford Life and the Subordinated Indenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by

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

reference to, the Subordinated Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Subordinated Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

     The following description sets forth certain general terms and provisions of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement, including any Corresponding Junior Subordinated Debt Securities that are issued to a Trust (see "Description of Preferred Securities"), and the extent, if any, to which such general provisions may apply to the Junior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities. Except to the extent set forth below or in the related Prospectus Supplement, the Junior Subordinated Debt Securities shall have the terms and provisions applicable to Subordinated Debt Securities as described under "Description of Debt Securities".

GENERAL

     Each series of Junior Subordinated Debt Securities will be direct, unsecured obligations of Hartford Life. The Junior Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Subordinated Indenture or a resolution of Hartford Life's Board of Directors or a committee thereof and set forth in an Officer's Certificate.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debt Securities: (i) the designation, priority, aggregate principal amount and authorized denominations;
(ii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iii) the date on which such Junior Subordinated Debt Securities will mature; (iv) the rate per annum at which such Junior Subordinated Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period (an "Extension Period"), and the maximum duration of such extensions; (vii) the place or places where payments on such Junior Subordinated Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Junior Subordinated Debt Securities; (x) whether Junior Subordinated Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xi) the restrictions, if any, applicable to the exchange of Junior Subordinated Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Junior Subordinated Debt Securities; (xii) whether and under what circumstances Hartford Life will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or (xiii) other specific terms.

     Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

SUBORDINATED INDENTURE EVENTS OF DEFAULT

     The Subordinated Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes an Event of Default with respect to such series of Junior Subordinated Debt Securities:

          (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period);

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debt Securities when due whether at maturity, upon redemption, by declaration or otherwise;

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

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Subordinated Indenture for 90 days after written notice to Hartford Life from the Subordinated Indenture Trustee or the Holders of at least 25% in principal amount of such series of Outstanding Junior Subordinated Debt Securities;

          (iv) certain events in bankruptcy, insolvency or reorganization of Hartford Life;

          (v) with respect to Junior Subordinated Debt Securities issued to a Trust, the dissolution of such Trust; or

          (vi) any other Event of Default with respect to Junior Subordinated Debt Securities of that series.

     Hartford Life is required to furnish the Subordinated Indenture Trustee annually with a statement as to the fulfillment by Hartford Life of its obligations under the Subordinated Indenture. The Subordinated Indenture provides that the Subordinated Indenture Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default (except in respect of the payment of principal or interest on the Junior Subordinated Debt Securities) if it considers it in the interest of the Holders to do so.

     If an Event of Default with respect to Junior Subordinated Debt Securities of any series occurs and is continuing, then and in every such case the Subordinated Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Junior Subordinated Debt Securities of that series may declare the principal amount (or, if the Junior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Junior Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to Hartford Life (and to the Subordinated Indenture Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to Junior Subordinated Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Junior Subordinated Debt Securities of that series may, subject to certain conditions, rescind and annul such declaration.

     Subject to the provisions of the Subordinated Indenture relating to the duties of the Subordinated Indenture Trustee, in case an Event of Default shall occur and be continuing, the Subordinated Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Subordinated Indenture Trustee reasonable security or indemnity and satisfied certain other conditions. Subject to such provisions for the security or indemnification of the Subordinated Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Junior Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for, and remedy available to, the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debt Securities of that series.

     No Holder of any Junior Subordinated Debt Security of any series will have any right to institute any proceeding with respect to the Subordinated Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Subordinated Indenture Trustee written notice of a continuing Event of Default with respect to Junior Subordinated Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Junior Subordinated Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Subordinated Indenture Trustee to institute such proceeding as Subordinated Indenture Trustee, and, within 90 days following the receipt of such notice, the Subordinated Indenture Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Junior Subordinated Debt Securities of that series a direction inconsistent with such request, and the Subordinated Indenture Trustee shall have failed to institute such proceeding. However, the Holder of any Junior Subordinated Debt Security will have an absolute right to receive payment of the principal of and premium, if any, and interest on such Junior Subordinated Debt Security on or after the due dates expressed in such Junior Subordinated Debt Security and to institute a suit for the enforcement of any such payment. Each holder of Preferred Securities of a Trust will, during the continuance of a default in the payment of interest when due (subject to any right of Hartford Life to defer payment), have the right to bring suit directly against Hartford Life for the enforcement of payment in an amount equal to the aggregate liquidation amount of Preferred Securities of such holder.

CONVERSION OR EXCHANGE

     The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged for other securities or property of Hartford Life will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the Holder, or at the option of Hartford Life, in which case the number of shares of Preferred Securities or other securities or amount of other property to be received by the Holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

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

                      DESCRIPTION OF PREFERRED SECURITIES

     Each Trust's Preferred Securities will represent preferred undivided beneficial interests in the assets of the related Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of the related Trust, as well as other benefits as described in the Declaration. This summary of certain provisions of the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration are referred to, such defined terms are incorporated herein by reference. The form of the Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     Each Trust may issue, from time to time, only one series of Preferred Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth in the Prospectus Supplement relating thereto. The Declaration authorizes a Trust to issue one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act.

     The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred and other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and will have the same terms as the Corresponding Junior Subordinated Debt Securities issued to and held by the related Trust as described in the applicable Prospectus Supplement. Reference is made to any Prospectus Supplement relating to the Preferred Securities for specific terms, including: (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by the related Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of a Trust to defer quarterly distributions on Preferred Securities as a result of an interest deferral right exercised by Hartford Life on the Corresponding Junior Subordinated Debt Securities held by such Trust, (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions of Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Trust to holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Trust, (vii) the obligation, or option, if any, of such Trust to purchase or redeem Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option, (viii) the voting rights, if any, of Preferred Securities issued by such Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified action or amendments to the Declaration, (ix) the terms, if any, upon which Corresponding Junior Subordinated Debt Securities of Hartford Life held by such Trust can be distributed to the holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Trust consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by Hartford Life to the extent described below under "Description of Guarantee". Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each Trust will issue one series of Common Securities. The Declaration authorizes the Trust to issue one series of Common Securities having such terms including distributions, redemption, voting , liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the

Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata of such Preferred Securities, except that, upon an Event of Default under the Declaration, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Trustees. All of the Common Securities will be directly or indirectly owned by Hartford Life.

     If an Event of Default with respect to the Declaration occurs and is continuing, then the holders of Preferred Securities of the related Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Corresponding Junior Subordinated Debt Securities against Hartford Life. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Corresponding Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Corresponding Junior Subordinated Debt Securities, any holder of such Preferred Securities may to the fullest extent permitted by law, directly institute a legal proceeding against Hartford Life to enforce the Institutional Trustee's rights under the Corresponding Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If an Event of Default with respect to the Declaration has occurred and is continuing and such event is attributable to the failure of Hartford Life to pay interest or principal on the Corresponding Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of related Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Corresponding Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Corresponding Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against Hartford Life to enforce the Institutional Trustee's rights under the Corresponding Junior Subordinated Debt Securities. In connection with such Direct Action, Hartford Life will be subrogated to the rights of such holder of such Preferred Securities under the Declaration to the extent of any payment made by Hartford Life to such holder of such Preferred Securities in such Direct Action. Consequently, Hartford Life will be entitled to payments of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Corresponding Junior Subordinated Debt Securities.

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning each Guarantee that will be executed and delivered by Hartford Life for the benefit of the holders of the related Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in each Guarantee, Hartford Life will irrevocably and unconditionally agree to pay in full to the holders of the related Preferred Securities (except to the extent paid by a Trust), as and when due, regardless of any defense, right of set-off or counterclaim which a Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the related Preferred Securities, to the extent the related Trust has funds available therefor, and (ii) the redemption price per Preferred Security set forth in the applicable Prospectus Supplement plus all accrued and unpaid distributions (the "Redemption Price"), to the extent the related Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the related Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the related Trust (other than in connection with the distribution of Corresponding Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the related Preferred Securities to the date of payment or (b) the amount of assets of the related Trust remaining for distribution to holders of the Preferred Securities in liquidation of such Trust. Hartford Life's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Hartford Life to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

     Each Guarantee will be a guarantee on a subordinated basis with respect to the related Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the related Trusts, except to the extent the related Trust shall have funds available therefor. If Hartford Life does not make interest payments on the Corresponding Junior Subordinated Debt Securities, the applicable Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities and Corresponding Junior Subordinated Debt Securities." Each Guarantee, when taken together with Hartford Life's obligations under the Corresponding Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the related Trust (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by Hartford Life of payments due on the Preferred Securities.

     Hartford Life has also agreed to guarantee the obligations of each Trust with respect to the Common Securities (the "Common Guarantee") issued by such Trust to the same extent as the Guarantee, except that, if an Event of Default under the Subordinated Indenture with respect to the related Corresponding Junior Subordinated Debt Securities has occurred and is continuing, holders of Preferred Securities under the Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF HARTFORD LIFE

     In each Guarantee, Hartford Life will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) Hartford Life shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of Hartford Life in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of Hartford Life's capital stock for any other class or series of Hartford Life's capital stock,
(iii) the purchase of fractional interests in shares of Hartford Life's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) distributions of rights under any shareholders rights plan adopted by Hartford Life) and (b) Hartford Life shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by Hartford Life which rank pari passu with or junior to the Corresponding Junior Subordinated Debt Securities or make any guarantee payment with respect thereto. Each Guarantee, however, will except from the foregoing any stock dividends paid by Hartford Life where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Hartford Life and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An Event of Default under each Guarantee will occur upon the failure of Hartford Life to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against Hartford Life to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trusts, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against Hartford Life to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against related Trust or any other person or entity.

     Hartford Life will be required to provide annually to the Guarantee Trustee a statement as to the performance by Hartford Life of certain of its obligations under the related Guarantee and as to any default in such performance.

TERMINATION OF THE GUARANTEE

     Each Guarantee will terminate as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of the Corresponding Junior Subordinated Debt Securities to the holders of such Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the related Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE

     Each Guarantee will constitute an unsecured obligation of Hartford Life and will rank (i) subordinate and junior in right of payment to all other liabilities of Hartford Life, including Senior Indebtedness (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Hartford Life and with any guarantee now or hereafter entered into by Hartford Life in respect of any preferred or preference stock of any subsidiary of Hartford Life and (iii) senior to Hartford Life's common stock. The terms of the related Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default with respect to such Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of the related Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

                              PLAN OF DISTRIBUTION

     Hartford Life may sell any Debt Securities, Preferred Stock, Class A Common Stock, Stock Purchase Contracts, Stock Purchase Units and Junior Subordinated Debt Securities and the Trusts may sell any of the Preferred Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by Hartford Life or the Trusts, as the case may be, to purchasers.

     The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to Hartford Life and/or the Trusts from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concession allowed or reallowed or paid to dealers; and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Sales of Class A Common Stock offered hereby may be effected from time to time in one or more transactions on the NYSE or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

     Offers to purchase Offered Securities may be solicited by agents designated by Hartford Life and/or the Trusts from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Hartford Life and/or the Trusts to such agent, will be set forth in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

     If Offered Securities are sold by means of an underwritten offering, Hartford Life and/or the Trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Offered Securities in respect of which this Prospectus is being delivered, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Hartford Life and/or the Trusts will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the

Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Offered Securities may be solicited directly by Hartford Life and/or the Trusts and the sale thereof may be made by Hartford Life and/or the Trusts directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Offered Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Hartford Life. Any remarketing firm will be identified and the terms of its agreement, if any, with Hartford Life and/or the Trusts and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, Hartford Life and/or the Trusts may authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from Hartford Life at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to delayed delivery contracts accepted by Hartford Life and/or the Trusts.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with Hartford Life to indemnification by Hartford Life against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Offered Securities will be a new issue and, other than the Class A Common Stock which is listed on the NYSE, will have no established trading market. Hartford Life and/or the Trusts may elect to list any series of Offered Securities on an exchange, and in the case of the Class A Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, Hartford Life and/or the Trusts shall not be obligated to do so.

     Agents, underwriters, dealers, and remarketing firms may be customers of, engage in transactions with, or perform services for, Hartford Life and its subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for Hartford Life by Lynda Godkin, General Counsel of Hartford Life and for the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to Hartford Life and the Trusts and for any underwriters or agents by counsel to be named in the applicable Prospectus Supplement.

                                    EXPERTS

     The audited consolidated financial statements and schedules of Hartford Life, Inc. and subsidiaries as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 incorporated by reference herein and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in giving said report.

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NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR
TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE PREFERRED SECURITIES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.
                               ------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                             PAGE
                                             ----
Summary Information -- Q&A.................   S-2
Risk Factors...............................   S-6
Hartford Life, Inc.........................   S-8
Hartford Life Capital II...................   S-9
Recent Developments........................  S-10
Use Of Proceeds............................  S-11
Accounting Treatment.......................  S-11
Capitalization.............................  S-12
Ratio Of Earnings To Fixed Charges.........  S-13
Selected Financial Information.............  S-14
Description Of The Preferred Securities....  S-15
Description Of The Series B Junior
  Subordinated Debt Securities.............  S-27
Description Of Guarantee...................  S-33
Relationship Among The Preferred
  Securities, The Series B Junior
  Subordinated Debt Securities And The
  Guarantee................................  S-36
United States Federal Income Tax
  Consequences.............................  S-38
Underwriting...............................  S-41
Validity Of The Preferred Securities.......  S-43
Experts....................................  S-43
Forward-Looking Statements.................  S-43
                   PROSPECTUS
Available Information......................     3
Forward Looking Statements.................     4
Financial Statements of the Trusts.........     4
Incorporation of Certain Documents by
  Reference................................     4
Hartford Life, Inc.........................     5
Certain Provisions of the Certificate of
  Incorporation and By-Laws of Hartford
  Life.....................................     6
The Trusts.................................    10
Use of Proceeds............................    11
Ratio of Earnings to Fixed Charges and
  Combined Fixed Charges and Preferred
  Stock Dividends..........................    11
Description of Debt Securities.............    12
Description of Capital Stock...............    22
Description of Warrants....................    28
Description of Stock Purchase Contracts and
  Stock Purchase Units.....................    29
Description of Junior Subordinated Debt
  Securities and Corresponding Junior
  Subordinated Debt Securities.............    29
Description of Preferred Securities........    33
Description of Guarantee...................    35
Plan of Distribution.......................    38
Legal Opinions.............................    39
Experts....................................    39

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                            -- PREFERRED SECURITIES

                            HARTFORD LIFE CAPITAL II

                        --% TRUST PREFERRED SECURITIES,
                              SERIES B (TRUPS(R))*
                           (LIQUIDATION AMOUNT $25.00
                            PER PREFERRED SECURITY)
                            GUARANTEED TO THE EXTENT
                               DESCRIBED IN THIS
                           PROSPECTUS SUPPLEMENT AND
                         THE ACCOMPANYING PROSPECTUS BY

                              HARTFORD LIFE, INC.

                              [HARTFORD LIFE LOGO]
                                  ------------

                             PROSPECTUS SUPPLEMENT

                                    --, 2001

                                  ------------
                          Joint Book-Running Managers
                           MORGAN STANLEY DEAN WITTER

                              SALOMON SMITH BARNEY

                           A.G. EDWARDS & SONS, INC.

                              MERRILL LYNCH & CO.

                                UBS WARBURG LLC
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